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                                                                  EXHIBIT 10.7.1

                                   SUBLEASE

     THIS SUBLEASE ("Sublease"), dated as of March 4, 1999, for reference purposes only, is entered into by and between THE DIALOG CORPORATION, a Delaware corporation, formerly Dialog Information Services, Inc., a California corporation ("Sublessor"), and ANNUNCIO SOFTWARE, INC., a California corporation ("Sublessee").

                                    RECITALS

     A. Sublessor leased certain premises ("Premises") including a building containing approximately one hundred thirty three thousand, five hundred (133,500) square feet (the "Building") located at the address commonly known as 2440 El Camino Real, Mountain View, California, pursuant to a certain Lease between Sublessor, as Tenant, and Sobrato Development Companies #850, a California limited partnership (hereinafter "Master Lessor"), as Landlord, dated March 10, 1994 (as may be amended or otherwise modified from time to time, the "Master Lease"), a copy of which Master Lease is attached hereto as EXHIBIT A. Capitalized terms herein not otherwise defined herein shall have the same meanings as provided in the Master Lease.

     B. Sublessor desires to sublease to Sublessee, and Sublessee desires to sublease from Sublessor, a portion of the Premises upon the terms and conditions provided for herein.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublessor and Sublessee covenant and agree as follows:

                                   AGREEMENT

     1.  SUBLEASED PREMISES.

         (A) Subject to the terms and conditions set forth herein, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, twenty-one thousand four hundred ninety-four (21,494) rentable square feet. Such square footage includes space located on the third floor of the Building (the "Subleased Premises"), as well as the nonexclusive right to use, in common with Sublessor and other tenants of the building, the Common Use Areas (as defined below). The Subleased Premises are more particularly described in EXHIBIT B attached hereto.

         (B) Sublessee and Sublessor hereby agree that the calculation of the rentable square footage of the Subleased Premises includes an equitable apportionment made by Sublessor based upon Sublessee's Pro-Rata Share (as hereinafter defined), attributable to Sublessor's right to non-exclusive usage of the Common Use Areas. "Common Use Areas" shall mean those areas located on the first floor of the Building and designated as such on EXHIBIT C, which Common Use Areas consist of a lobby area, cafeteria, locker rooms, rest rooms and conference rooms. Sublessor and Sublessee hereby agree that Sublessor's determination of the rentable square footage of the Premises, as set forth herein, shall be conclusive for the purpose of this Sublease.
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          (c) Sublessee shall provide Sublessor with reasonable prior written notice requesting use of any of the conference rooms comprising the Common Use Areas. Sublessor and Sublessor shall work in good faith to establish a schedule of use of such conference rooms mutually acceptable to all parties possessing the right to non-exclusive use of such conference rooms.

     2.   TERM.

          (A) The term of this Sublease (the "Term") shall commence upon Sublessor's delivery of possession of the Subleased Premises to Sublessee (the "Commencement Date").

          (B) Notwithstanding said Commencement Date, if for any reason Sublessor cannot deliver possession of the Subleased Premises to Sublessee on or before said date, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay Rent (as hereinafter defined) or otherwise be liable to Sublessor until possession of the Subleased Premises is tendered to Sublessee. Sublessor shall use reasonable efforts to deliver the Subleased Premises to Sublessee on or before the Commencement Date.

          (C) The Term of this Sublease shall end on January 8, 2005 (the "Expiration Date"), unless earlier terminated in accordance with the terms of this Sublease.

     3.   RENT.

          (A) Throughout the Term of this Sublease, Sublessee shall pay monthly rent ("Rent") to Sublessor, which Rent is comprised of Basic Rent (as hereinafter defined) and Additional Rent (as hereinafter defined), in the following amounts:

              (I) Commencing on the later of (A) the thirtieth (30 the) day following the Commencement Date and (B) the date upon which Tenant substantially completes Sublessee's Initial Improvements and receives a certificate of occupancy for the Subleased Premises, but in no event later than April 15, 1999, Sublessee shall pay Sublessor an initial monthly basic rent ("Basic Rent") for the Subleased Premises in the amount of Two and 35/100 Dollars ($2.35) per rentable square foot. During the Term of this Sublease, the monthly Basic Rent shall increase annually in accordance with the following schedule:


                               Monthly Basic Rent
     Month of Sublease Term    Per Rentable Square Foot
     ------------------        -----------------------
      1-12                     $2.35
     13-24                     $2.65
     25-36                     $2.90
     37-48                     $3.00
     49-60                     $3.10
     61-expiration             $3.20

              (II) In addition to Basic Rent, commencing upon the Commencement Date, Sublessee shall pay to Sublessor as additional rent ("Additional Rent") Sublessee's pro rata share ("Sublessee's Pro-Rata Share") of expenses incurred by Sublessor with respect to operating expenses for the Premises (including, without limitation, costs incurred for utilities, building security and janitorial services), common area maintenance costs, taxes and assessments, costs of insurance procured by Master Lessor or Sublessor pursuant to Paragraph 12 of the Master Lease, and any and all additional expenses payable by Sublessor to Master Lessor pursuant to the Master Lease. Except to the extent included in Sublessee's pro rata share of expenses payable by Sublessor to Master Lessor pursuant to the Master Lease, "Additional Rent" shall not include and Sublessee shall not have any obligation to pay for the following: (a) costs occasioned by the gross negligence, willful misconduct or violation of any law by Sublessor or any other occupant of the Premises (other than Sublessee) or their respective agents, employees or contractors; (b) costs to correct any construction defect in the Premises or to remedy any violation of any CC&Rs or law applicable to the Premises, which violation exists on the Commencement Date; (c) leasing commissions; (d) costs of any renovation, improvement, painting or redecorating of any portion of the Premises not made available for Sublessee's exclusive or non-exclusive use; (e) costs incurred in connection with the presence of any toxic or hazardous substances (including, without limitation, asbestos and "PCB's") which are now or hereafter become regulated by any governmental authority or agency thereof ("Hazardous Materials"), except to the extent caused by Sublessee or its agents, employees, contractors or invitees; (f) interest, charges and fees incurred on Sublessor's debt; and (g) costs which could properly be capitalized under generally accepted accounting principles, except to the extent amortized over the useful life of the capital item in question. Sublessor and Sublessee hereby agree that Sublessee's Pro-Rata Share shall be the quotient derived by dividing the number of rentable square feet of the Subleased Premises by 133,500. To the extent that Sublessor notifies Sublessee that any items constituting Additional Rent are due and payable under the Master Lease on a monthly basis, such Additional Rent shall be paid by Sublessee to Sublessor as and when Basic Rent is paid. To the extent that such items constituting Additional Rent are billed from time to time to Sublessor by Master Lessor, such Additional Rent shall be paid by Sublessee to Sublessor within seven (7) days after Sublessee's receipt from Sublessor of an invoice therefor, and Sublessor shall thereupon promptly remit such Additional Rent to Master Lessor. Notwithstanding the foregoing, Sublessee shall not be required to pay any Additional Rent or perform any obligation that is (i) fairly allocable to any period of time prior to the Commencement Date or to any period after the expiration or sooner termination of this Sublease or (ii) payable as a result of a default by Sublessor of any of its obligations under the Master Lease, which default is not caused by Sublessee. In addition, Sublessee shall not be required to pay for any portion of taxes set forth in Paragraph 13 of the Master Lease levied or assessed on (i) the value of any leasehold improvements, alterations or additions made by or for the account of Sublessor or (ii) the value of Sublessor's personal property located on the Premises, unless such leasehold improvements, alterations, additions or personal property are used for the benefit of, or available for the non-exclusive use of, Sublessee.

          (B) Except that the first installment of Rent shall be paid upon execution of this Sublease, Rent shall be payable to Sublessor in lawful money of the United States, in advance, without prior notice, abatement, demand, or offset, on or before the first day of each calendar month during the term hereof. If any rental period does not constitute a full calendar month, then Rent for that month shall be prorated on a daily basis based upon the calendar month. All Rent shall be paid to Sublessor at the address specified for notice to Sublessor in SECTION 22, below, or at such other place as Sublessor may designate by notice to Sublessee.

          (C) In the event of any damage, casualty, or condemnation affecting the Subleased Premises, Rent payable by Sublessee shall be abated hereunder, but only to the extent that rent under the Master Lease is abated.

     4.   SECURITY DEPOSIT.

          (A) Upon its execution of this Sublease, Sublessee shall deposit with Sublessor, and shall maintain with Sublessor throughout the Term of this Sublease, the sum of One Hundred and Fifty-Four Thousand Seven Hundred and Fifty-Six and 80/100 Dollars ($154,756.80) as security for Sublessee's faithful performance of Sublessee's obligations hereunder. Sublessor shall not be required to keep said deposit separate from its general accounts, and no trust relationship is created herein between Sublessor and Sublessee with respect to said security deposit.

          (B) Notwithstanding the foregoing, Sublessee may, at its option, substitute for the cash described in subparagraph (a) above, an original irrevocable standby letter of credit (the "Letter of Credit") in the amount of One Hundred and Fifty-Four Thousand Seven Hundred and Fifty-Six and 80/100 Dollars ($154,756.80), which Sublessor may draw upon to cure any default under this Sublease continuing beyond any applicable notice and cure periods or to compensate Sublessor for any damage Sublessor incurs as a result of Sublessee's failure to perform any of its obligations under this Sublease, which failure continues beyond any applicable notice and cure periods. The Letter of Credit shall (i) be issued by a major commercial bank reasonably acceptable to Sublessor, (ii) have an expiration date one year following its issue, to be automatically renewed annually throughout the term of the Sublease for a period of not less than one year (unless Sublessor receives written notice of non-renewal from the issurer of the Letter of Credit at least thirty (30) days prior to the expiration date), (iii) provide for payment to Sublessor upon the issuer's receipt of a sight draft from Sublessor together with Sublessor's certificate certifying that a default has occurred and continued beyond any applicable notice and cure periods under this Sublease and that the requested sum is due and payable from Sublessee, and with no other conditions, (iv) be transferable by Sublessor without cost, and (v) otherwise be in form and content reasonably satisfactory to Sublessor's counsel. If Sublessor draws on the Letter of Credit pursuant to the terms hereof, within ten (10) days of such draw, Sublessee shall replenish the Letter of Credit or provide Sublessor with an additional letter of credit conforming to the requirements of this Paragraph so that the amount available to Sublessor from the Letter of Credit(s) provided hereunder is the amount specified above. Sublessee's failure to deliver any replacement, additional or extension of the Letter of Credit, or evidence of renewal of the Letter of Credit, within the time specified herein shall constitute an Event of Default under this Sublease and shall entitle Sublessor to draw the full amount of the Letter of Credit then in effect.

          (C) If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease beyond any applicable notice and cure periods, Sublessor may use, apply, or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefor deposit cash with

Sublessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Sublessee's failure to do so shall be a material breach of this Sublease.

          (D) If Sublessee performs all of Sublessee's obligations hereunder, said security deposit, or so much thereof as has not theretofore been applied by Sublessor, shall be returned, without payment of interest or other increment for its use to Sublessee (or, at Sublessor's option, to the last permitted assignee, if any, of Sublessee's interest hereunder) at the expiration of the term hereof and after Sublessee has vacated the Subleased Premises.

     5.   IMPROVEMENTS/CONDITION OF SUBLEASED PREMISES.

          (A) Sublessor shall deliver the Subleased Premises to Sublessee in its "as-is" condition, provided, that as of the Commencement Date, the roof and the building systems servicing the Subleased Premises (including HVAC, mechanical and plumbing) shall be in good working order and repair. Sublessor shall have no obligation to make any alterations or improvements to the Subleased Premises.

          (B) Sublessee has used due diligence in inspecting the Subleased Premises and, subject to subparagraph (a) above, agrees to accept the Subleased Premises in "as-is" condition and with all faults as of the date of Sublessee's execution of this Sublease, without any representation or warranty of any kind or nature whatsoever, or any obligation on the part of Sublessor to modify, improve or otherwise prepare the Subleased Premises for Sublessee's occupancy.

          (C) Sublessee shall be permitted, at its sole cost, to cause Sublessee's Initial Improvements (as defined in EXHIBIT E) to be constructed in the Subleased Premises, provided that Sublessee shall obtain the prior written consent of Sublessor to the same and shall comply with both this Sublease (including, without limitation, EXHIBIT E hereto) and the Master Lease with regard to such improvements, including, without limitation, (i) obtaining the consent of Master Lessor with regard thereto, and (ii) either removing or surrending Sublessee's Initial Improvements with the Subleased Premises at the expiration of this Sublease, as the case may be, in strict accordance with Master Lessor's direction: In connection with Sublessee's construction of Sublessee's Initial Improvements, Sublessor shall provide to Sublessee the Sublessee Improvement Allowance in accordance with the terms of EXHIBIT E.

     6.   MASTER LEASE.

          (A) This Sublease shall be subject and subordinate to all of the terms and provisions of the Master Lease, and Master Lessor shall have all rights in respect of the Master Lease and the Subleased Premises as set forth therein. Except for payments of rent required under the Master Lease (which payments shall be made by Sublessor), and, except as otherwise provided herein, Sublessee hereby assumes and agrees to perform for Sublessor's benefit, during the term of this Sublease, all of Sublessor's obligations under the Master Lease insofar as they relate to the Subleased Premises (hereinafter the "Assumed Obligations"), which accrue during the term of this Sublease.

          (B) Sublessee shall fully perform all of the Assumed Obligations and shall indemnify, defend, protect, and hold harmless Sublessor and Master Lessor from any and all liability, damages, liabilities, claims proceedings, actions, demands and costs (including reasonable attorneys' fees) resulting, directly or indirectly, from Sublessee's failure to perform the Assumed Obligations.

     7.   INCORPORATION OF MASTER LEASE.

          (A) Except as otherwise provided in this Sublease, all of the terms and provisions of the Master Lease are incorporated into and made a part of this Sublease, and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Subleased Premises, the Sublessor being substituted for the "Landlord" in the Master Lease, the Sublessee being substituted for the "Tenant" in the Master Lease, the Subleased Premises being substituted for "Premises" in the Master Lease, and "Sublease" being substituted for "Lease" in the Master Lease.

          (B) Wherever there are time limits contained in the Master Lease (i) calling or allowing for the service of notice by the "Tenant" thereunder, (ii) pertaining to events of default by the "Tenant" thereunder, or (iii) within which the "Tenant" thereunder must perform any act or observe any term, covenant or condition thereunder, the same shall be deemed amended for the purposes of this Sublease to provide for time limits of two (2) days less than those provided for in the Master Lease.

          (C) Notwithstanding the foregoing, the following paragraphs of the Master Lease are not incorporated herein: Paragraphs 1 and 2.F., the first three sentences of Paragraph 3, the second sentence of Paragraph 4, Paragraph 5, the third sentence of Paragraph 6, Paragraph 7, the first through third sentences of Paragraph 8, the first two sentences of Paragraph 10, the first two sentences of Paragraph 11(b), the final sentence of Paragraph 11(c), Paragraph 14, Paragraphs 18D, 26 and 31, the second full paragraph of Paragraph 32 and Paragraphs 37, 38, 40, 41, 44 and 45.

          (D) For the purposes of incorporating the terms and provisions of the Master Lease into this Sublease, the following changes to the Master Lease terms shall apply to this Sublease (references are to Paragraphs of the Master Lease):

     PARAGRAPH      COMMENTS/AMENDMENTS

     3 Sublessee shall be responsible for payment of Sublessee's Pro-Rata Share (rather than 100%) of fixed and variable costs associated with the garage.

     4 Notwithstanding anything to the contrary in Paragraph 4, Sublessee shall not be permitted to use the Subleased Premises for light manufacturing purposes.

     11.A. Notwithstanding anything to the contrary in Paragraph 11.A., Sublessee shall be obligated, at its sole cost, to keep and maintain, repair and replace the interior of the Subleased Premises in the condition required thereunder. Sublessor shall keep and maintain, repair and replace the exterior of the Subleased Premises, the building operating systems, roof and the common areas of the Building as required under the Master Lease, shall maintain the service contracts required under Paragraph 11.A. and shall pay all amounts required to be paid to Master Lessor pursuant to Paragraphs 11.B. and 11.C. of the Master Lease, and Sublessor shall charge Sublessee's Pro-Rata Share of all such costs to Sublessee as Additional Rent.

     12.C. Sublessee shall name the Master Lessor and Sublessor as additional insureds on any and all insurance policies that are required under the Master Lease.

          (E) Notwithstanding the foregoing, Sublessee hereby agrees to waive, release, indemnify, defend and hold Master Lessor and Sublessor harmless to the same extent as Sublessor waives, releases, indemnifies and holds Master Lessor harmless pursuant to the Master Lease.

     8.   SUBLESSOR'S OBLIGATIONS.

          (A) Except as expressly otherwise provided herein, Sublessor shall have no obligation to Sublessee with respect to the Subleased Premises or the performance by Master Lessor of any obligations of Master Lessor under the Master Lease. Sublessee understands and recognizes that certain services are required to be performed by Master Lessor under the Master Lease. Sublessee shall not seek nor require Sublessor to perform any of such services, nor shall Sublessee make any claim upon Sublessor for any damages which may arise by reason of any breach or negligence, whether by omission or commission, by Master Lessor or its agents in the performance (or nonperformance) of such services. Notwithstanding the incorporation hereunder of certain provisions of the Master Lease, including, without limitation, Paragraphs 11, 12(B) and 28, Sublessor does not assume the obligations of Master Lessor under the Master Lease, but agrees that, if and to the extent that the Master Lease requires Master Lessor to provide utilities, insurance, maintenance, repairs, rebuilding, upgrading or any other services in connection with the operation of the Subleased Premises, Sublessee may notify Sublessor of any failure of Master Lessor to provide such services and Sublessor shall thereafter use commercially reasonable efforts to enforce Sublessor's rights under the Master Lease for the benefit of Sublessee, provided that Sublessor shall not be required to incur any material costs or expenses in connection therewith. Sublessee hereby expressly waives all rights to make repairs at the expense of Sublessor or Master Lessor as provided by statute or otherwise.

     9. CONSENT OF MASTER LESSOR. If Sublessee desires to take any action which requires the consent of Master Lessor pursuant to the terms of the Master Lease, including, without limitation, the making of alterations or the possession of Hazardous Materials, then, notwithstanding anything to the contrary herein, (a) Sublessor, independently, shall have the same rights of approval or disapproval as Master Lessor has under the Master Lease, and (b) Sublessee shall not take any such action until it obtains the consent of both Sublessor and Master Lessor, and (c) Sublessee shall request that Sublessor obtain Master Lessor's consent on Sublessee's behalf, unless Sublessor and Master Lessor agree that Sublessee may contact Master Lessor directly with respect to the specific action for which Master Lessor's consent is required. Any consent required of Sublessor conclusively shall be deemed reasonably withheld, if consent also is required of the Master Lessor, and Master Lessor withholds Master Lessor's consent.

     10. INDEMNITY. Except to the extent of any negligence or willful misconduct of Sublessor or its agents or contractors or any breach by Sublessor of Sublessor's obligations under this Sublease or the Master Lease, Sublessee shall indemnify, defend, protect, and hold Sublessor harmless from and against all actions, claims, demands, costs, liabilities, losses, reasonable attorneys' fees, damages, penalties, and expenses (collectively "Claims") which may be brought or made against Sublessor or which Sublessor may pay or incur to the extent caused by (i) a breach of this Sublease or the Master Lease by Sublessee,
(ii) any violation of law by Sublessee or its employees, agents, contractors or invitees (collectively, "Agents") relating to the use or occupancy of the Subleased Premises or the Premises, (iii) any act or omission by Sublessee or its Agents resulting in contamination of any part or all of the Subleased Premises or the Premises by any Hazardous Materials, or (iv) the negligence or willful misconduct of Sublessee or its Agents. In addition, except to the extent of any negligence or willful misconduct of Master Lessor or its agents or contractors or any breach by Master Lessor of Master Lessor's obligations under the Master Lease, Sublessee shall indemnify, defend, protect, and hold Master Lessor harmless from and against all Claims which may be brought or made against Master Lessor or which Master Lessor may pay or incur to the extent caused by
(A) a breach of this Sublease or the Master Lease by Sublessee, (B) any violation of law by Sublessee or its Agents relating to the use or occupancy of the Subleased Premises or the Premises, (C) any act or omission by Sublessee or its Agents resulting in contamination of any part or all of the Subleased Premises or the Premises by any Hazardous Materials, or (D) the negligence or willful misconduct of Sublessee or its Agents.

     11. ASSIGNMENT AND SUBLETTING. Sublessee shall have the right to assign this Sublease or sublet all or a portion of the Subleased Premises with the prior written consent of both Sublessor and Master Lessor, in accordance with the terms of the Master Lease and this Sublease. Notwithstanding any of the foregoing, in the event that Sublessee wishes to assign this Sublease or sub-sublease any portion of the Subleased Premises (except in connection with a permitted transfer described in Paragraph 29.E. of the Master Lease) for a period which will leave three months or less remaining on the Term of this Sublease after the expiration of the proposed sub-sublease, Sublessee shall provide Sublessor with written notice of Sublessee's desire to assign this Sublease or sub-sublease such portion of the Subleased Premises for such period of time prior to engaging in any efforts to market the same. Following Sublessor's receipt of such notice, Sublessor shall have ten (10) days in which it may elect to terminate this Sublease with respect to the space described in Sublessee's notice (in the case of termination as to a portion of the Subleased Premises, Sublessee's obligations under the Sublease as to the balance of the Subleased Premises remaining shall be proportionately reduced). In the event that Sublessor fails to timely exercise such right of recapture, Sublessee shall have the right to market the Sublease for assignment or such portion of the Subleased Premises for sub-sublease. Following Sublessor's receipt of all agreements, statements and additional required information in connection with any proposed assignment or sub-sublease, Sublessor shall have a period of ten
(10) business days within which to notify Sublessee in writing that the Sublessor elects (i) to permit Sublessee to assign/sublet such space to the named assignee/subtenant on the terms and conditions set forth in the notice or
(ii) to refuse consent. Sublessor agrees that Sublessor's consent with respect thereto shall not be unreasonably withheld, conditioned or delayed, provided that Sublessor's consent shall conclusively be deemed reasonably withheld, if consent also is required of Master Lessor, and Master Lessor withholds such consent.

     12. EARLY TERMINATION. Upon any termination of the Master Lease, this Sublease shall also terminate, and, upon such termination, Sublessor shall return to Sublessee any amounts of the security deposit which have not otherwise been applied and any amounts prepaid by Sublessee to Sublessor which have not been credited towards the payment of rent or other expenses; provided, however, that if, without the fault of Sublessor hereunder, the Master Lease should terminate prior to the expiration of this Sublease, Sublessor shall have no liability to Sublessee on account of such termination. To the extent the Master Lease grants Sublessor any discretionary rights to terminate the Master Lease, whether due to casualty, cancellation, or otherwise, Sublessor shall be entitled to exercise or not exercise such right in its sole discretion. Other than pursuant to rights expressly granted in the Master Lease, Sublessor shall not enter into any amendment of the Master Lease with respect to the Subleased Premises that would terminate the Master Lease or otherwise materially diminish Sublessee's rights or materially increase Sublessee's obligations hereunder without Sublessee's prior written consent.

     13. SURRENDER OF SUBLEASED PREMISES. Upon the expiration or earlier termination of this Sublease, Sublessee shall surrender the Subleased Premises in the condition existing as of the Commencement Date, reasonable wear and tear and damage by event of casualty and by Hazardous Materials not caused by Sublessee excepted.

     14. SIGNAGE. Sublessee shall not place or permit to be placed, in, upon, or about the Building any signs or advertisements not approved by Sublessor in its sole discretion. Sublessor agrees to provide, at its sole cost, signage for Sublessee in the garage, on the ground floor and on the third floor of the Building, as well as on the Building's monument sign located on El Camino Real.

     15. PARKING. Sublessee shall be entitled to the non exclusive and unassigned use of 3.2 parking spaces per 1,000 rentable square feet of leased space. Sublessee shall not be charged for the use of such parking spaces throughout the Term.

     16. UTILITIES. Sublessor shall provide heating and air conditioning to the Subleased Premises during the following standard building hours of operation:
6:00 a.m. to 6:00 p.m., Monday through Friday; 7:00 a.m. to 3:00 p.m., Saturday and Sunday. In addition, Sublessor shall provide, upon at least one business day's notice from Sublessee, heating and air conditioning during hours outside of standard building hours, and Sublessee shall reimburse Sublessor for the costs actually incurred by Sublessor in providing such services. The cost of all utilities serving the Subleased Premises shall be passed through to Sublessee as Additional Rent, to the extent any such utility is not being directly provided to Sublessee by the utility company. Sublessor reserves the right to cause to be installed meters to separately monitor the utility usage of individual tenants. If Sublessor has meters so installed, then the cost passed through to tenants shall not be a pro-rata allocation, but shall be based upon actual consumption. Sublessor shall not be liable for a loss of or injury to property, however occurring, through or in connection with or incidental to furnishing or failure to furnish any utilities to the Subleased Premises, and Sublessee shall not be entitled to abatement or reduction of any portion of Rent as a result thereof.

     17.  EXPANSION.

          (A) On the twenty-fifth month of the Term of this Sublease (the "Fifth Floor Expansion Date"), the Subleased Premises as defined herein shall be increased to include the eleven thousand four hundred and eighty-six (11,486) rentable square feet located on the fifth floor of the Building and outlined on EXHIBIT D hereto (the "Fifth Floor Expansion Space"), for a total rentable square footage of thirty-two thousand nine hundred and eighty (32,980) rentable square feet.

          (B) Sublessee's sublease of the Fifth Floor Expansion Space shall be on the terms and conditions set forth in this Sublease, except that the initial Basic Rent for the Fifth Floor Expansion Space shall be in the amount of Two and 80/100 Dollars ($2.80) per rentable square foot of the Fifth Floor Expansion Space. On the first anniversary of the Fifth Floor Expansion Date, the monthly Basic Rent for the Fifth Floor Expansion Space shall increase to a monthly basic rent of Two and 90/100 Dollars ($2.90) per rentable square foot of the Fifth Floor Expansion Space. On the second anniversary of the Fifth Floor Expansion Date, the monthly Basic Rent for the Fifth Floor Expansion Space shall increase to a monthly basic rent of Three Dollars ($3.00) per rentable square foot of the Fifth Floor Expansion Space. On the third anniversary of the Fifth Floor Expansion Date, the monthly Basic Rent for the Fifth Floor Expansion Space shall increase to a monthly basic rent of Three and 10/100 Dollars ($3.10) per rentable square foot of the Fifth Floor Expansion Space.

          (C) Upon the Fifth Floor Expansion Date,' Sublessee's Pro-Rata Share of Additional Rent payable with respect to the Subleased Premises will be increased, based on the additional square footage added.

          (D) Upon the Fifth Floor Expansion Date, Sublessee shall be provided a tenant improvement allowance in an amount of up to Five Dollars ($5.00) per rentable square foot of the Fifth Floor Expansion Space, which allowance shall be paid by Sublessor to Sublessee towards the construction of tenant improvements in the Fifth Floor Expansion Space upon the satisfaction of the requirements set forth in, and in accordance with the terms of, EXHIBIT E.

     18. NO THIRD PARTY RIGHTS. The benefit of the provisions of this Sublease is expressly limited to Sublessor and Sublessee. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions; provided, however, that Master Lessor shall be entitled to the benefit of Sublessee's (a) assumption of Sublessor's obligations, as "Tenant" under the Master Lease, pursuant to Section 6 above, and (b) indemnities set forth in this Sublease.

     19. CONFLICTS. In the event of any conflict between the incorporated provisions of the Master Lease and the Sublease, the provisions of this Sublease shall govern and control.

     20. BROKERAGE. Each party warrants and represents to the other that such party has not retained the services of any real estate broker, finder or any other person whose services would form the basis for any claim for any commission or fee in connection with this Sublease or the transactions contemplated hereby, except for the following parties: Sublessor represents that it has retained CB Richard Ellis ("CB"), and Sublessee represents that it has retained Wayne

Mascia Associates ("WMA"). Sublessor shall pay directly to CB its fees due on account hereof, in accordance with its listing agreement. WMA shall look solely to CB for payment of its commission or fee in connection with this Sublease. Each party agrees to save, defend, indemnify and hold the other party free and harmless from any breach of its warranty and representation as set forth in this paragraph, including the other party's reasonable attorneys' fees.

     21. HAZARDOUS MATERIALS. To the actual knowledge of Sublessor, without any duty of inquiry or examination, no Hazardous Materials exist on the Premises or the soil, surface water or groundwater thereof in violation of any laws or regulations governing Hazardous Materials. Sublessee shall have no liability to Sublessor under this Sublease for the presence of any Hazardous Materials on or about the Premises, which presence is not at all caused or contributed to by Sublessee or its Agents.

     22.  NOTICES.

          (A) Notices and other communications hereunder shall be in writing and shall be given or made by personal delivery, certified mail or reputable overnight courier addressed to the parties at their respective addresses set forth below, or at any other address which either party may hereafter designate for such purpose by a written notice; it being expressly understood that as of the Commencement Date, all notices shall be sent to the following addresses:

               TO SUBLESSOR AT:  The Dialog Corporation
                                 11,000 Regency Parkway
                                 Suite 10
                                 Cary, NC 27511
                                 Attn: Denise Bryant, Esq.

               WITH COPY TO:     Cooley Godward LLP
                                 1 Maritime Plaza
                                 San Francisco, CA 94111
                                 Attn: Felice Liang

               TO SUBLESSEE AT:  (prior to the Commencement Date)
                                 Annuncio Software, Inc.
                                 5150 El Camino Real, Suite B31
                                 Los Altos, CA 94022
                                 Attn: Nancy Robertson

                                 (on and after the Commencement Date)
                                 At the Subleased Premises

Notices shall be deemed received on the date of actual delivery (or refusal to accept delivery) as indicated on the return receipt or airbill.

     23. SUBLESSOR DEFAULT. In the event that Sublessor defaults (through no fault of Sublessee) in the performance or observance of any of Sublessor's obligations under the Master

Lease which obligations are not required to be performed by Sublessee hereunder or fails to perform Sublessor's stated obligations under this Sublease, then Sublessee shall give Sublessor notice specifying in what manner Sublessor has defaulted, and if such default shall not be cured by Sublessor within thirty
(30) days thereafter (except that if such default cannot be cured within said thirty (30) day period, this period shall be extended for an additional reasonable time; provided that Sublessor commences to cure such default within such thirty (30) day period and proceeds diligently thereafter to effect such cure as quickly as possible), then Sublessee shall be entitled to cure such default and promptly collect from Sublessor, Sublessee's reasonable expenses in so doing (including, without limitation, reasonable attorneys' fees and court costs), or, at Sublessee's option, to offset such reasonable expenses against all future payments of rent and additional rent due under the Sublease.

     24. REASONABLE EXPENDITURES. Any expenditure by a party permitted or required under this Sublease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be reasonably incurred and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

     25. COUNTERPARTS. This Sublease may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     26. EXHIBITS. All exhibits referred to in this Sublease are attached hereto and incorporated herein by reference.

     27. MASTER LESSOR CONSENT. This Sublease is subject to the consent of the Master Lessor, pursuant to Paragraph 29 of the Master Lease.

     IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.

THE DIALOG CORPORATION,                      ANNUNCIO SOFTWARE, INC.,
a Delaware corporation,                      a California corporation

formerly Dialog Information Services, Inc.

By: /s/ Victor Cohen                         By: /s/ DIDIER MORETTI
    ------------------------------               -------------------------------

Its: /s/ Director of Financial Op.           Its: President & CEO
    ------------------------------                ------------------------------

By: /s/ Denise Bryant                        By: /s/  MAURIZIO GIANOLA
    ------------------------------               -------------------------------

Its: Assoc. Corporate Counsel                Its: VP ENGINEERING.
    ------------------------------               -------------------------------

10600 North De Anza Blvd.     408.446.0700
Suite 200                     Facsimile: 408.446.0583
Cupertino, CA 95014-2075      www.sobrato.com

                                                                         SOBRATO

                                                           DEVELOPMENT COMPANIES

                        LANDLORD'S CONSENT TO SUBLEASE

The Sobrato 1979 Trust, a California Limited Partnership, formerly Sobrato Development Companies #850, a California Limited Partnership ("Landlord"), as Landlord under that certain Lease (the "Lease") dated March 10, 1994 by and between Landlord and The Dialog Corporation, a California corporation, formerly Dialog Information Services, Inc., a California corporation ("Tenant"), as Tenant, subject to and specifically conditioned upon the following terms and conditions hereby grants its consent to the Sublease dated March 4, 1999 made by and between the Tenant, as sublandlord, and Annuncio Software, Inc., a California corporation ("Subtenant"), as subtenant, a copy of which is attached as Exhibit A ("the Sublease"), covering that certain premises (the "Premises") commonly known as 2440 El Camino Real, Mountain View, California.

As conditions to the consent of Landlord to the Sublease, it is understood and agreed as follows:

1. NO RELEASE. This Consent to Sublease shall in no way release the Tenant or any person or entity claiming by, through or under Tenant, including Subtenant, from any of its covenants, agreements, liabilities and duties under the Lease, as the same may be amended from time to time, without respect to any provision to the contrary in the Sublease.

2. SPECIFIC PROVISIONS OF LEASE AND SUBLEASE. This Consent to Sublease consenting to a sublease to Subtenant does not constitute approval by Landlord of any of the provisions of the Sublease document or agreement thereto or therewith; nor shall the same be construed to amend the Lease in any respect, any purported modifications being solely for the purpose of setting forth the rights and obligations as between Tenant and Subtenant, but not binding Landlord. The Sublease is, in all respects, subject and subordinate to the Lease, as the same may be amended. Furthermore, in the case of any conflict between the provisions of this Consent to Sublease or the Lease and the provisions of the Sublease, the provisions of this Consent to Sublease or the Lease, as the case may be, shall prevail unaffected by the Sublease.

3. LIMITED CONSENT. This Consent to Sublease does not and shall not be construed or implied to be a consent to any other matter for which Landlord's consent is required under the Lease, including, without limitation, any Alterations under the Lease.

4. TENANT'S CONTINUING LIABILITY. Tenant shall be liable to Landlord for any default under the Lease, whether such default is caused by Tenant or Subtenant or anyone claiming by or through either Tenant or Subtenant, but the foregoing shall not be deemed to restrict or diminish any right which Landlord may have against Subtenant pursuant to the Lease, in law or in equity for violation of the Lease or otherwise, including, without limitation, the right to enjoin or otherwise restrain any violation of the Lease by Subtenant.

5. DEFAULT BY TENANT UNDER THE LEASE. If Tenant defaults under the Lease, Landlord may elect to receive directly from Subtenant all sums due or payable to Tenant by Subtenant pursuant to the Sublease. Upon written notice from Landlord, Subtenant shall thereafter pay to Landlord any and all sums due or payable under the Sublease. In such event, Tenant shall receive from Landlord a corresponding credit for such sums against any payments then due or thereafter becoming due from Tenant.

6. TERMINATION OF LEASE. If at any time prior to the expiration of the term of the Sublease the Lease shall terminate or be terminated for any reason, the Sublease shall simultaneously terminate. However, Subtenant agrees, at the election and upon written demand of Landlord, and not otherwise, to attorn to Landlord for the remainder of the term of the Sublease, such attornment to be upon all of the terms and conditions of the Lease, except that the Base Rent set forth in the Sublease shall be substituted for the Base Rent set forth in the Lease and the computation of Additional Rent as provided in the Lease shall be modified as set forth in the Sublease. The foregoing provisions of this paragraph shall apply notwithstanding that, as a matter of law, the Sublease may otherwise terminate upon the termination of the Lease and shall be self-operative upon such written demand of the Landlord, and no further instrument shall be required to give effect to said provisions. Upon the demand of Landlord, however, Subtenant agrees to execute, from time to time, documents in confirmation of the foregoing provisions of this paragraph satisfactory to Landlord in which Subtenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy.

7. SUBLEASE PROFITS. Pursuant to Section 29 of the Lease, provided the Sublease remains in full force and effect, Tenant agrees to pay to Landlord a Profit Share defined in the attached Exhibit B and calculated in the attached Scheduled 1.

8. NO WAIVER; NO PRIVITY. Nothing herein contained shall be deemed a waiver of any of the Landlord's rights under the Lease. In no event, however, shall Landlord be deemed to be in privity of contract with Subtenant or owe any obligation or duty to Subtenant under the Lease or otherwise, any duties of Landlord under the Lease being in favor of, for the benefit of and enforceable solely by Tenant.

9. NOTICES. Subtenant agrees to promptly deliver a copy to Landlord of all notices of default and all other notices sent to Tenant under the Sublease, and Tenant agrees to promptly deliver a copy to Landlord of all such notices sent to Subtenant under the Sublease. All copies of any such notices shall be delivered personally or sent by United States registered or certified mail, postage prepaid, return receipt requested, to Landlord.

LANDLORD
The Sobrato 1979 Trust, a California Limited Partnership
by /s/ Signature Illegible
its

TENANT
The Dialog Corporation, a California corporation

by /s/ Victor Cohen
   --------------------------------
its Director of Finance Op.
    -------------------------------

SUBTENANT
Annuncio Software, Inc., a California corporation

by /s/ Didier Moretti
   --------------------------------
its DIDIER MORETTI
    -------------------------------

                                  EXHIBIT "B"

                             SUBLEASE PROFIT SPLIT

                  Dialog               Annuncio       Gross         Remaining            Fifty % share
                  ---------------      --------       -------       --------------       -------------
                  Rent (Prorated)      Rent           Profit        Sublease costs       Share
                  ---------------      --------       -------       --------------       -------------
                                                                       $511,432.78
March, 1999              $11,647       $ 21,182       $ 9,535          $   501,898             $     0
April                    $27,774       $ 50,511       $22,737          $   479,161             $     0
May                      $27,774       $ 50,511       $22,737          $   456,424             $     0
June                     $27,774       $ 50,511       $22,737          $   433,687             $     0
July                     $27,774       $ 50,511       $22,737          $   410,950             $     0
August                   $27,774       $ 50,511       $22,737          $   388,213             $     0
September                $27,774       $ 50,511       $22,737          $   365,476             $     0
October                  $27,774       $ 50,511       $22,737          $   342,739             $     0
November                 $27,774       $ 50,511       $22,737          $   320,002             $     0
December                 $27,774       $ 50,511       $22,737          $   297,265             $     0
January, 2000*           $27,774       $ 50,511       $22,737          $   274,528             $     0
February                 $27,774       $ 50,511       $22,737          $   251,791             $     0
March                    $27,774       $ 56,959       $29,185          $   222,606             $     0
April                    $27,774       $ 56,959       $29,185          $   193,421             $     0
May                      $27,774       $ 56,959       $29,185          $   164,236             $     0
June                     $27,774       $ 56,959       $29,185          $   135,051             $     0
July                     $27,774       $ 56,959       $29,185          $   105,867             $     0
August                   $27,774       $ 56,959       $29,185          $    76,682             $     0
September                $27,774       $ 56,959       $29,185          $    47,497             $     0
October                  $27,774       $ 56,959       $29,185          $    18,312             $ 5,437
November                 $27,774       $ 56,959       $29,185          $         0             $14,592
December                 $27,774       $ 56,959       $29,185          $         0             $14,592
January, 2001            $27,774       $ 56,959       $29,185          $         0             $14,592
February                 $27,774       $ 56,959       $29,185          $         0             $14,592
March                    $42,616       $ 94,493       $51,877          $         0             $25,939
April                    $42,616       $ 94,493       $51,877          $         0             $25,939
May                      $42,616       $ 94,493       $51,877          $         0             $25,939
June                     $42,616       $ 94,493       $51,877          $         0             $25,939
July                     $42,616       $ 94,493       $51,877          $         0             $25,939
August                   $42,616       $ 94,493       $51,877          $         0             $25,939
September                $42,616       $ 94,493       $51,877          $         0             $25,939
October                  $42,616       $ 94,493       $51,877          $         0             $25,939
November                 $42,616       $ 94,493       $51,877          $         0             $25,939
December                 $42,616       $ 94,493       $51,877          $         0             $25,939
January, 2002            $42,616       $ 94,493       $51,877          $         0             $25,939
February                 $42,616       $ 94,493       $51,877          $         0             $25,939
March                    $42,616       $ 97,791       $55,175          $         0             $27,588
April                    $42,616       $ 97,791       $55,175          $         0             $27,588
May                      $42,616       $ 97,791       $55,175          $         0             $27,588
June                     $42,616       $ 97,791       $55,175          $         0             $27,588
July                     $42,616       $ 97,791       $55,175          $         0             $27,588
August                   $42,616       $ 97,791       $55,175          $         0             $27,588
September                $42,616       $ 97,791       $55,175          $         0             $27,588
October                  $42,616       $ 97,791       $55,175          $         0             $27,588
November                 $42,616       $ 97,791       $55,175          $         0             $27,588
December                 $42,616       $ 97,791       $55,175          $         0             $27,588
January, 2003            $42,616       $ 97,791       $55,175          $         0             $27,588
February                 $42,616       $ 97,791       $55,175          $         0             $27,588
March                    $42,616       $101,089       $58,473          $         0             $29,237
April                    $42,616       $101,089       $58,473          $         0             $29,237
May                      $42,616       $101,089       $58,473          $         0             $29,237
June                     $42,616       $101,089       $58,473          $         0             $29,237
July                     $42,616       $101,089       $58,473          $         0             $29,237
August                   $42,616       $101,089       $58,473          $         0             $29,237
September                $42,616       $101,089       $58,473          $         0             $29,237
October                  $42,616       $101,089       $58,473          $         0             $29,237
November                 $42,616       $101,089       $58,473          $         0             $29,237
December                 $42,616       $101,089       $58,473          $         0             $29,237
January, 2004            $42,616       $101,089       $58,473          $         0             $29,237
February                 $42,616       $101,089       $58,473          $         0             $29,237
March                    $42,616       $104,387       $61,771          $         0             $30,886

April                    $42,616         $104,387       $61,771      $0      $30,886
May                      $42,616         $104,387       $61,771      $0      $30,886
June                     $42,616         $104,387       $61,771      $0      $30,886
July                     $42,616         $104,387       $61,771      $0      $30,886
August                   $42,616         $104,387       $61,771      $0      $30,886
September                $42,616         $104,387       $61,771      $0      $30,886
October                  $42,616         $104,387       $61,771      $0      $30,886
November                 $42,616         $104,387       $61,771      $0      $30,886
December                 $42,616         $104,387       $61,771      $0      $30,886
January, 2005            $42,616         $104,387       $61,771      $0      $30,886
February                 $42,616         $104,387       $61,771      $0      $30,886

January 2000 CPI will be determined later, all profit splits from that date forward are estimates.

                                  EXHIBIT A

                                 MASTER LEASE

                                 EXHIBIT A

                                LEASE BETWEEN
                    DIALOG INFORMATION SERVICES, INC., AND
                      SOBRATO DEVELOPMENT COMPANIES #850


Section                                                                  Page #
-------                                                                  ---- -
Parties 1
Definitions                                                                 1
       Parcel Map                                                           1
       Land                                                                 1
       Building                                                             1
       Common Area                                                          1
       Tenancy-In-Common Agreement                                          1
       Premises                                                             1
Premises                                                                    1
Use                                                                         1
Term and Rental                                                             2
       Rental Adjustment                                                    2
       Early Occupancy                                                      2
Late Charges                                                                2
Possession                                                                  3
Acceptance of Possession and Covenants to Surrender                         3
Uses Prohibited                                                             4
Alterations and Additions                                                   4
Maintenance of Premises                                                     4
       Tenant's Obligations                                                 4
       Landlord's Obligations                                               5
       Amortization of Certain Capital Replacements                         5
Hazard Insurance                                                            5
       Tenant's Use                                                         5
       Landlord's Insurance                                                 6
       Tenant's Insurance                                                   6
       Waiver                                                               6
Taxes                                                                       6
Utilities                                                                   7
Abandonment                                                                 7
Free From Liens                                                             7
Compliance With Governmental Regulations                                    7
Toxic Waste and Environmental Damage                                        7
       Tenant's Responsibility                                              7
       Tenant's Indemnity Regarding Hazardous Materials                     8
       Actual Release by Tenant                                             8
       Landlord's Indemnity Regarding Hazardous Materials                   9
       Environmental Monitoring                                             9
Indemnity                                                                   9
Advertisements and Signs                                                    10
Attorney's Fees                                                             10
Tenant's Default                                                            10
       Remedies                                                             10
       Right to Re-enter                                                    11
       Abandonment                                                          11
       No Termination                                                       11
Surrender of Lease                                                          11
This paragraph intentionally left blank                                     12
Landlord's Default                                                          12
Notices                                                                     12

Entry by Landlord                                                           12
Destruction of Premises                                                     12
       Destruction by an Insured Casualty                                   12
       Destruction by an Uninsured Casualty                                 13
       Destruction during the Last Year of the Lease Term                   13
Assignment or Sublease                                                      13
       Consent by Landlord                                                  13
       Assignment or Subletting Consideration                               14
       No Release                                                           14
       Effect of Default                                                    14
       Permitted Transfers                                                  14
Condemnation                                                                14
Effects of Conveyance                                                       15
Subordination                                                               15
Waiver                                                                      15
Holding Over                                                                16
Successors and Assigns                                                      16
Estoppel Certificates                                                       16
Option to Extend the Lease Term                                             16
       Grant and Exercise of Option                                         16
       Determination of Fair Market Rental                                  17
       Resolution of a Disagreement over the Fair Market Rental             17
Options                                                                     18
Quiet Enjoyment                                                             18
Brokers                                                                     18
Landlord's Liability                                                        18
Authority of Parties                                                        18
Transportation Demand Management programs                                   18
Right Of First Offering To Purchase                                         18
Dispute Resolution                                                          19
Miscellaneous Provisions                                                    19
       Rent                                                                 19
       This paragraph intentionally left blank                              19
       Performance by Landlord                                              19
       Interest                                                             20
       Rights and Remedies                                                  20
       Survival of Indemnities                                              20
       Severability                                                         20
       Choice of Law                                                        20
       Time                                                                 20
       Entire Agreement                                                     20
       Representations                                                      20
       Headings                                                             20
       Exhibits                                                             20
Exhibit "A" - Parcel Map                                                    21
Exhibit "B" - Tenancy In Common and Maintenance Agreement                   22

                                    Page ii

     1. PARTIES: THIS LEASE, is entered into on this 10th day of MARCH 1994, between SOBRATO DEVELOPMENT COMPANIES #850, a California Limited Partnership, whose address is 10600 North De Anza Boulevard, Suite 200, Cupertino, CA 95014 and DIALOG INFORMATION SERVICES, INC., a California Corporation, whose address is 3460 Hillview Avenue, Palo Alto, CA 94304, hereinafter called respectively Landlord and Tenant.

     2.  DEFINITIONS:

         A. PARCEL MAP. The term "Parcel Map" shall mean that certain subdivision map entitled "Tract No. 7813 - Skyview" which map was filed for record in the Office of the Recorder of Santa Clara County, California on the 10th day of June, 1986, Book 561, pages 1, 2, 3, and 4. Page 2 of the Parcel Map is attached hereto as Exhibit "A"
                      -----------

         B. LAND. The term "Land" shall mean that certain real property more particularly described as Lot 1 on the Parcel Map.

         C. BUILDING. The term "Building" shall mean that seven (7) story concrete and steel building situated on the Land containing 133,500 square feet and all interior improvements existing therein.

         D. COMMON AREA. The term "Common Area" shall mean (i) the site area surrounding the Building on Lot 1 and (ii) that certain real property beneath Lot 1 described as Lot 2 on the Parcel Map consisting of a three (3) level underground garage shared by Landlord as the owner of Lot 1 and the owners of lots 3 through 7 inclusive.

         E. TENANCY-IN-COMMON AGREEMENT. The term "Tenancy-In Common Agreement" shall mean that certain Tenancy-In-Common and Maintenance Agreement, Declaration of Covenants, Conditions and Restrictions and Grant of Easements recorded June 10, 1986 as amended September 8, 1986, attached hereto as Exhibit "B".
                                                          -----------

         F. PREMISES. The term "Premises" shall mean (i) the Land; (ii) the Building; and (iii) all of Landlord's rights with respect to the Common Area as more particularly described in the Tenancy-In-Common Agreement.

     3. PREMISES: Landlord hereby leases the Premises to Tenant, and Tenant hires the Premises from Landlord. Landlord also hereby assigns to Tenant for the term of this Lease all of Landlord's rights in and to the Common Area as the owner of Lot 1 under the Tenancy in Common Agreement. Tenant shall perform the duties of Landlord as the Managing Owner under such agreement until Lots 3 through 7 (the "Adjacent Properties") are developed at which time Landlord shall resume the duties of the Managing Owner. Notwithstanding the terms of the Tenancy in Common Agreement, Tenant shall be responsible for 100% of the variable costs of maintaining the garage (e.g. sweeping, security, etc.) until the Adjacent Properties are developed and the garage is shared with the other lot owners. The fixed costs associated with the garage (e.g. taxes and insurance) shall be prorated pursuant to section 1.9 of the Tenancy in Common Agreement at all times during the Lease Term.

         Landlord reserves the right to make changes to the Common Area and construct additional buildings on the Adjacent Properties provided such changes to do materially affect Tenant's access to the Premises or reduce the parking available to Tenant.

     4. USE: Tenant shall use the Premises only for the following purposes and shall not change the use of the Premises without the prior written consent of
Landlord: Office, research and development, marketing, customer training, data center, light manufacturing, storage and other lawful office related uses. Tenant shall have the right to erect satellite/microwave transmission devices on the roof of the Building provided such devices are installed in compliance with the provisions of paragraph 10 of the Lease. Landlord makes no representation or warranty that any specific use of the Premises desired by Tenant is permitted pursuant to any Laws.

     5. TERM AND RENTAL: The term ("Lease Term") shall be for one hundred twenty (120) months, commencing on the 23rd day of January, 1995 ("Commencement Date"), and ending on the 22nd day of January, 2005, ("Expiration Date"). In addition to all other sums payable by Tenant under this Lease, Tenant shall pay as base monthly rent ("Base Monthly Rent") for the Premises, as increased pursuant to paragraph 4(A) below, the sum of One Hundred Sixty Thousand Two Hundred and No/100 Dollars ($160,200.00). Base Monthly Rent shall be due on or before the first day of each calendar month during Lease Term. All sums payable by Tenant under this Lease shall be paid in lawful money of the United States of America, without offset or deduction, and shall be paid to Landlord at the address specified in paragraph 1 of this Lease or at such place or places as may be designated from time to time by Landlord. Base Monthly Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment.

          A. RENTAL ADJUSTMENT: Beginning thirty (30) months after the Commencement Date, and every thirty (30) months thereafter, the then payable Base Monthly Rent shall be subject to adjustment based on the increase, if any, in the Consumer Price Index ("Adjustment Date"). The basis for computing the adjustment shall be the U.S. Department of Labor, Bureau of Labor Statistic's Consumer Price Index for All Urban Consumers, All Items, 1982-84=100, for the San Francisco-Oakland-San Jose area ("Index"). The Index most recently published preceding the commencement of the Lease (or previous Adjustment Date, as applicable), shall be considered the "Base Index". If the Index most recently published preceding the Adjustment Date ("Comparison Index") is greater than the Base Index, the then payable Base Monthly Rent shall be increased by multiplying the then payable Base Monthly Rent by a fraction, the numerator of which is the Comparison Index and the denominator of which is the Base Index. Notwithstanding any subsequent decrease in the Index, the increase in the CPI for any calendar year shall never be less than three percent (3%) per year nor more than six percent (6%) per year. On adjustment of the Base Monthly Rent Landlord shall notify Tenant by letter stating the new Base Monthly Rent. Landlord's calculation of the Base Monthly Rent escalation shall be conclusive and binding unless Tenant objects to said calculation within a thirty (30) day period following receipt of such determination from Landlord. If the Index base year is changed so that it differs from 1982-84=100, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Lease Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the index had not been discontinued or revised.

          B. EARLY OCCUPANCY: Tenant shall be allowed to occupy the Premises prior to Commencement Date from and after November 15, 1994, but not earlier that November 15, 1994. In the event Tenant elects to occupy the Premises prior to the Commencement Date ("Early Occupancy Period"), such occupancy shall be subject to all the terms and conditions of the Lease, except that no monthly rent, property taxes, property insurance or exterior maintenance shall be due or payable by Tenant during the Early Occupancy Period. Tenant shall, however, be responsible for the payment of any utilities, janitorial or security services during the Early Occupancy Period unless Tenant is occupying the building solely for the purposes of completing Alterations to the Building in which event no utility payments shall be due during this period.

     6. LATE CHARGES: Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Monthly Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be extremely difficult to ascertain. Such costs include, but are not limited to, administrative, processing, accounting charges, and late charges, which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage or trust deed covering the Premises. Accordingly, if any installment of Base Monthly Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee when due, Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount which late charge shall be due and payable on the same date that the overdue amount in question was due. Landlord agrees to waive said late charge in the event all amounts set forth in any notice served upon Tenant by Landlord to pay rent or quit in connection with the overdue amount are paid in full by cashier's check within five (5) days after Landlord's service upon Tenant of such notice to quit or pay rent. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

IT IS FURTHER MUTUALLY AGREED BETWEEN THE PARTIES AS FOLLOWS:

     7. POSSESSION: If Landlord, for any reason whatsoever, cannot deliver possession of the said Premises to Tenant by the Commencement Date, this Lease shall not be void or voidable, and, except as provided in this paragraph 7, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. In such event the Commencement Date and Expiration Date of the Lease and all other dates affected thereby shall be revised to conform to the date of Landlord's delivery of possession. Notwithstanding the foregoing, (i) if Landlord has not delivered possession of the Premises to Tenant within thirty
(30) days of the date Tenant requests possession, Tenant shall be entitled to rental abatement hereunder of one (1) day's rent for each day for which possession is not delivered; and (ii) if Landlord has not delivered possession of the Premises to Tenant within ninety (90) days of the date Tenant requests possession, Tenant, upon written notice to Landlord, shall be entitled to terminate this Lease without further liability to Landlord. Pursuant to the provisions of paragraph 5(B), in no event shall Tenant be entitled to request possession earlier that November 15, 1994.

     8. ACCEPTANCE OF POSSESSION AND COVENANTS TO SURRENDER: Prior to September 1, 1994, Tenant shall complete an inspection of the building mechanical and operating systems by contractors selected by Landlord and Tenant. Landlord shall, at Landlord's sole cost and expense, perform any repair work identified in such inspection reports to ensure that the Premises are in good operating condition and repair prior to the Commencement Date. At the conclusion of such work, Tenant shall accept the Premises as being in good and sanitory order, condition and repair and accepts the Premises and the other improvements in their present condition. Tenant further agrees on Expiration Date, or on the sooner termination of this Lease, to surrender the Premises to Landlord in good condition and repair, reasonable wear and tear excepted. "Good condition" shall mean that the interior walls, floors, suspended ceilings, and carpeting within the Premises will be cleaned to the same condition as existed at the commencement of the Lease, reasonable wear and tear excepted. "Reasonable wear and tear" shall mean normal wear of the Premises expected over the duration of the Lease Term on, including but not limited to, the carpeting, walls, ceiling tiles, fixtures and operating systems and equipment. Tenant shall ascertain from Landlord within thirty (30) days before the Expiration Date whether Landlord desires to have the Premises or any part or parts thereof restored to their condition as of the Commencement Date or to cause Tenant to surrender all Alterations in place to Landlord. If Landlord shall so desire, then Tenant shall remove such Alterations as Landlord may require and shall repair and restore said Premises or such part or parts thereof before the Expiration Date at Tenant's sole cost and expense. Tenant on or before the Expiration Date or sooner termination of this Lease, shall remove all its personal property and trade fixtures from the Premises, and all property and fixtures not so removed shall be deemed to be abandoned by Tenant. If the Premises are not surrendered at the Expiration Date or sooner termination of this Lease in the condition required by this paragraph, Tenant shall indemnify, defend, and hold harmless Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay.

     9. USES PROHIBITED: Tenant shall not commit, or suffer to be committed, any waste upon the said Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the Premises or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful or objectionable purpose, or place any loads upon the floor, walls, or ceiling which endanger the structure, or use any machinery or apparatus which will in any manner vibrate or shake the Premises, or place any harmful liquids, waste materials, or hazardous materials in the drainage system of, or upon or in the soils surrounding the Building. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature or any waste materials, refuse, scrap or debris shall be stored upon or permitted to remain on any portion of the Premises outside of the Building proper without Landlord's prior approval, which approval may be withheld in its sole discretion.

     10. ALTERATIONS AND ADDITIONS: Tenant intends to make certain alterations and additions to the existing interior improvements prior to the Commencement Date. Landlord agrees to pay Tenant on the Commencement Date the sum of Thirty Thousand and No/100 Dollars ($30,000.00) towards Tenant's planning and design fees related to this work.

          Tenant shall be entitled without obtaining Landlord's consent, after initial occupancy to make any alteration or addition to the Premises ("Alterations") which (i) does not affect the structure of the Building, (ii) cost does not exceed $50,000 per alteration nor an aggregate of $100,000 in any twelve (12) month period. All other Alterations shall require Landlord's consent. Tenant shall, at its sole cost and expense, prepare and deliver to Landlord the proposed architectural and structural plans for all such Alterations. In the event the Alterations require Landlord's approval as provided above, Landlord agrees to either (i) approve such Alterations or (ii) or provide the basis for disapproval within fifteen (15) days of receipt of the plans. Landlord agrees not to unreasonably withhold approval of any Alterations. Landlord's failure to respond within such fifteen (15) day period shall be deemed approval of the Alterations. At the time of consent, Landlord agrees to advise Tenant whether Landlord will require remove of such Alterations at the expiration of the Lease Term. In the event Landlord requires removal, any salvage value of such Alterations shall belong to Tenant.

          After having obtained Landlord's consent, Tenant agrees that it shall not proceed to make such Alterations until (i) Tenant has obtained all required governmental approvals and permits, and (ii) Tenant has provided Landlord reasonable security, in form reasonably approved by Landlord, to protect Landlord against mechanics' lien claims. Tenant further agrees to provide Landlord (i) written notice of the anticipated start date and actual start date of the work, and (ii) a complete set of asbuilt drawings. All Alterations shall be constructed in compliance with applicable buildings codes and laws. Any Alterations, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Landlord. Alterations which are not to be deemed as trade fixtures shall include heating, lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become an integral part of the Premises. All Alterations shall be maintained, replaced or repaired by Tenant at Tenant's sole cost and expense.

     11.  MAINTENANCE OF PREMISES:

          A. TENANT'S OBLIGATIONS: Tenant shall, at its sole cost, keep and maintain, repair and replace, said Premises and appurtenances and every part hereof, including but not limited to, exterior walls, roof, glazing, sidewalks, parking areas, elevator, plumbing, electrical and HVAC systems, and all the Tenant Improvements in good and sanitary order, condition, and repair. Tenant shall provide Landlord with a copy of a service contract between Tenant and (i) a licensed air-conditioning and heating contractor which contract shall provide for bi-monthly maintenance of all air conditioning and heating equipment at the Premises; and (ii) a licensed elevator maintenance contractor which contract shall provide for monthly maintenance of all elevator related systems. Tenant shall pay the cost of all air-conditioning heating, and elevator equipment repairs or replacements which are either excluded from such service contract or any existing equipment warranties. All wall surfaces and floor tile are to be maintained in an as good a condition as when Tenant took possession free of holes, gouges, or defacements.

Tenant shall also be responsible, at its sole cost and expense for the preventive maintenance of the membrane of the roof, which responsibility shall be deemed properly discharged if (i) Tenant contracts with a licensed roof contractor who is reasonably satisfactory to both Tenant and Landlord, at Tenant's sole cost, to inspect the roof membrane at least every six (6) months, with the first inspection due the sixth (6th) month after the Commencement Date, and (ii) Tenant performs, at Tenant's sole cost, all preventive maintenance recommendations made by such contractor within a reasonable time after such recommendations are made. Such preventive maintenance might include acts such as clearing storm gutters and drains, removing debris from the roof membrane, trimming trees overhanging the roof membrane, applying coating materials to seal roof penetrations, repairing blisters, and other routine measures. Tenant shall provide to Landlord a copy of such preventive maintenance contract and paid invoices for the recommended work. Tenant agrees, at its expense, to water, maintain and replace, when necessary, any shrubbery and landscaping.

          B. LANDLORD'S OBLIGATIONS: Landlord shall, at its sole cost and expense, maintain in good condition, order, and repair, and replace as and when necessary, the foundation, floor slabs, columns, exterior load bearing walls and roof structure of the Building. Landlord shall also keep the Common Area and any part thereof, in good and sanitary order, condition and repair. Tenant shall reimburse Landlord for the amount payable by the owner of Lot 1 (as set forth in the Tenancy-In-Common Agreement) for maintenance and repair of the Common Area under the terms of the Tenancy-In-Common Agreement; provided, however, that if Tenant is required to reimburse to Landlord in excess of Fifty Thousand Dollars ($50,000) for any particular capital improvement or replacement in the Common Area, then Tenant may pay its share of such costs pursuant to the provisions of paragraph 11(C) below.

          C. AMORTIZATION OF CERTAIN CAPITAL REPLACEMENTS: Notwithstanding the foregoing, in the event a capital replacement is required during the Lease Term of the equipment related to building systems or to the roof membrane and such replacement costs in excess of (i) Fifty Thousand and No/100 Dollars ($50,000.00) per occurrence, or (ii) One Hundred Thousand and No/100 Dollars ($100,000.00) in the aggregate over any twelve (12) calendar month period, Tenant shall be required to pay (x) the first Fifty Thousand and No/100 Dollars ($50,000.00) of the cost, and (y) that portion of the cost equal to the product of such remaining cost multiplied by a fraction, the numerator of which is the number of years remaining in the Lease Term, the denominator of which is the useful life (in years) of the replacement, which cost shall be amortized over the remaining Lease Term with interest at eight percent (8%). Landlord shall pay the balance of such cost.

     12.  HAZARD INSURANCE:

          A. TENANT'S USE: Tenant shall not use, or permit said Premises, or any part thereof, to be used, for any purpose other than that for which the said Premises are hereby leased; and no use shall be made or permitted to be made of the said Premises, nor acts done, which will cause an increase in premiums or a cancellation of any insurance policy covering said Premises, or any part thereof, nor shall Tenant sell or permit to be kept, used or sold, in or about said Premises, any article which may be prohibited by the standard form of fire insurance policies. Subject to the provisions of paragraph 17, Tenant shall, at its sole cost and expense, comply with any and all requirements, pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said Premises and appurtenances.

          B. LANDLORD'S INSURANCE: Landlord agrees to purchase and keep in force fire, extended coverage, owner's liability, and 12 month rental loss insurance. The amount of the said insurance shall not exceed the replacement cost of the Building (not including any Tenant Improvements or Alterations paid for by Tenant) as determined by Landlord's insurance company's appraisers. The Tenant agrees to pay to the Landlord as additional rent, on demand, the full cost of said insurance as evidenced by insurance billings to the Landlord, and in the event of damage covered by said insurance, the amount of any deductible under such policy. Payment shall be due to Landlord within ten (10) days after written invoice to Tenant. Landlord agrees to competitively bid such insurance not less than once every two (2) years. It is understood and agreed that Tenant's obligation under this paragraph will be prorated to reflect the commencement and termination dates of this Lease. The parties reserve the right to carry earthquake insurance in the future if such cost becomes reasonable as determined by mutual agreement of Landlord and Tenant.

          C. TENANT'S INSURANCE: Tenant, at its sole cost, agrees to insure its personal property, Tenant Improvements paid for by Tenant, and Alterations for their full replacement value (without depreciation) and to obtain worker's compensation and public liability and property damage insurance for occurrences within the Premises with combined limits for bodily injury and property damage of not less than $1,000,000.00 per occurrence and a general aggregate limit of not less than $5,000,000.00. Tenant shall name Landlord and Landlord's lender as an additional insured, shall deliver a copy of the policies and renewal certificates to Landlord. All such policies shall provide for thirty (30) days' prior written notice to Landlord of any cancellation, termination, or reduction in coverage. Notwithstanding the above, Landlord retains the right to have Tenant provide other forms of insurance which may be reasonably required to cover future risks.

          D. WAIVER: Landlord and Tenant hereby waive any and all rights each may have against the other on account of any loss or damage occasioned to the Landlord or the Tenant as the case may be, or to the Premises or its contents, and which may arise from any risk covered by their respective insurance policies (or which would have been covered had such insurance policies been maintained in accordance with this Lease), as set forth above. The parties shall use their reasonable efforts to obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against the Landlord or the Tenant, as the case may be.

     13. TAXES: Tenant shall be liable for, and shall pay prior to delinquency, all taxes and assessments levied against personal property and trade or business fixtures, and agrees to pay, as additional rental, all real estate taxes and assessment installments (special or general) or other impositions or charges which may be levied on the Premises, upon the occupancy of the Premises and including any substitute or additional charges which may be imposed during, or applicable to the Lease Term including real estate tax increases due to a sale or other transfer of the Premises, as they appear on the City and County tax bills during the Lease Term, and as they become due. It is understood and agreed that Tenant's obligation under this paragraph will be prorated to reflect the Commencement and Expiration Dates. If, at any time during the Lease Term a tax, excise on rents, business license tax, or any other tax, however described, is levied or assessed against Landlord, as a substitute or addition in whole or in part for taxes assessed or imposed on land or Buildings, Tenant shall pay and discharge his pro rata share of such tax or excise on rents or other tax before it becomes delinquent, except that this provision is not intended to cover net income taxes, inheritance, gift or estate tax imposed upon the Landlord. In the event that a tax is placed, levied, or assessed against Landlord and the taxing authority takes the position that the Tenant cannot pay and discharge his pro rata share of such tax on behalf of the Landlord, then at the sole election of the Landlord, the Landlord may increase the rental charged hereunder by the exact amount of such tax and Tenant shall pay such increase as additional rent hereunder. If by virtue of any application or proceeding brought by or on behalf of Landlord, there results a reduction in the assessed value of the Building during the Lease Term, Tenant agrees to reimburse Landlord its out of pocket costs incurred by Landlord in connection with such application or proceeding.

          Notwithstanding the foregoing, if property taxes increase during the Lease Term as a result of a reassessment due to a voluntary change of ownership, Tenant's shall be responsible for payment of the resulting property tax increase as follows: during the first twelve month period following the transfer, Tenant shall be responsible for payment of twenty five percent (25%) of the tax increase; during the second twelve month period following the transfer, Tenant shall be responsible for payment of fifty percent (50%) of the tax increase, during third twelve month period following the transfer, Tenant shall be responsible for payment of seventy five percent (75%) of the tax increase, thereafter Tenant shall be responsible for payment of the entire tax increase.

     14. UTILITIES: Tenant shall pay directly to the providing utility all water, gas, heat, light, power, telephone and other utilities supplied to the Premises. Landlord shall not be liable for a loss of or injury to property, however occurring, through or in connection with or incidental to furnishing or failure to furnish any utilities to the Premises and Tenant shall not be entitled to abatement or reduction of any portion of the Base Monthly Rent so long as any failure to provide and furnish the utilities to the Premises is due to a cause beyond the Landlord's reasonable control.

     15. ABANDONMENT: Tenant shall not abandon the Premises at any time during the Lease Term; and if Tenant shall abandon, surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord. Tenant shall have the right to vacate all of the Premises for up to thirty (30) days in any given year without being in default under the Lease. Further Tenant shall have the right to vacate any portion of the Building during the Lease Term, regardless of duration, without being in default under the Lease, so long as Tenant continues to occupy a portion of the Building and pays the rent and fulfills its other obligations under the Lease.

     16. FREE FROM LIENS: Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant or claimed to have been performed for Tenant. In the event Tenant fails to discharge any such lien within ten (10) days after receiving notice of the filing, Landlord shall be entitled to discharge such lien at Tenant's expense and all resulting costs incurred by Landlord, including attorney's fees shall be due from Tenant as additional rent.

     17. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Tenant shall, at its sole cost and expense, comply with all of the requirements of all Municipal, State and Federal authorities now in force, or which may hereafter be in force, pertaining to the said Premises, and shall faithfully observe in the use of the Premises all Municipal ordinances and State and Federal statutes now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use of the Premises, shall be conclusive of that fact as between Landlord and Tenant. Notwithstanding the foregoing, if any improvement to the Premises is required as a result of any future laws or regulations affecting the Premises not related to Tenant's specific use of the Premises, and provided further said improvement is not required because of Alterations made by Tenant, the cost of such improvements shall be allocated between Landlord and Tenant such that Tenant shall pay to Landlord upon completion of such improvement, the portion of the cost thereof equal to the remaining number of years in the lease term divided by the anticipated useful life of such improvement.

     18.  TOXIC WASTE AND ENVIRONMENTAL DAMAGE:

          A.  TENANT'S RESPONSIBILITY: Without the prior written consent of

Landlord, Tenant shall not bring, use, or permit upon the Premises, or generate, create, release, emit, or dispose (nor permit any of the same) from the Premises any chemicals, toxic or hazardous gaseous, liquid or solid materials or waste, including without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or toxicity (other than small quantities of toxic substances such as photocopy toner, photography chemicals and the like typically used by office users) or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or which are identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code as the same may be amended from time to time ("Hazardous Materials"). In order to obtain consent, Tenant shall deliver to Landlord its written proposal describing the toxic material to be brought onto the Premises, measures to be taken for storage and disposal thereof, safety measures to be employed to prevent pollution of the air, ground, surface and ground water. Landlord's approval may be withheld in its reasonable judgment. In the event Landlord consents to Tenant's use of Hazardous Materials on the Premises, Tenant represents and warrants that Tenant will (i) adhere to all reporting and inspection requirements imposed by Federal, State, County or Municipal laws, ordinances or regulations and will provide Landlord a copy of any such reports or agency inspections, (ii) obtain and provide Landlord copies of all necessary permits required for the use and handling Hazardous Materials on the Premises,
(iii) enforce Hazardous Materials handling and disposal practices consistent with industry standards, (iv) surrender the Premises free from any Hazardous Materials arising from Tenant's bringing, using, permitting, generating, emitting or disposing of Hazardous Materials, and (v) properly close the facility with regard to Hazardous Materials including the removal or decontamination of any process piping, mechanical ducting, storage tanks, containers, or trenches which have come into contact with Hazardous Materials and obtain a closure certificate from the local administering agency prior to the Expiration Date.

          B. TENANT'S INDEMNITY REGARDING HAZARDOUS MATERIALS: Tenant shall comply, at its sole cost, with all laws pertaining to, and shall indemnify and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from such bringing, using, permitting, generating, emitting or disposing of Hazardous Materials by Tenant. Tenant's indemnification and hold harmless obligations include, without limitation, (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source, and (iii) all costs of defending such claims.

          C. ACTUAL RELEASE BY TENANT: Tenant agrees to notify Landlord of any lawsuits which relate to, or orders which relate to the remedying of, the actual release of Hazardous Materials on or into the soils or groundwater at or under the Premises. Tenant shall also provide to Landlord all notices required by
Section 25359.7(b) of the Health and Safety Code and all other notices required by law to be given to Landlord in connection with Hazardous Materials. Without limiting the foregoing, Tenant shall also deliver to Landlord, within twenty
(20) days after receipt thereof, any written notices from any governmental agency alleging a material violation of, or material failure to comply with, any federal, state or local laws, regulations, ordinances or orders, the violation of which of failure to comply with, poses a foreseeable and material risk of contamination of the groundwater or injury to humans (other than injury solely to Tenant, its agents and employees within the Improvements on the Property).

          In the event of any release on or into the Premises or into the soil or groundwater under the Premises of any Hazardous Materials used, treated, stored or disposed of by Tenant, Tenant agrees to comply, at its sole cost and expense, with all laws, regulations, ordinances and orders of any federal, state or local agency relating to the monitoring or remediation of such Hazardous Materials. In the event of any such release of Hazardous Materials, Tenant agrees to meet and confer with Landlord and its Lender to attempt to eliminate and mitigate any financial exposure to such Lender and resultant exposure to Landlord under California Code of Civil Procedure section 736(b) as a result of such release and promptly to take reasonable monitoring, cleanup and remedial steps given, inter alia, the historical uses to which the Property has and continues to be used, the risks to public health posed by the release, the then available technology and the costs of remediation, cleanup and monitoring, consistent with acceptable customary practices for the type and severity of such contamination and all applicable laws. Nothing in the preceding sentence shall eliminate, modify or reduce the obligation of Tenant under paragraph 20(B) of this Lease to indemnify and hold Landlord harmless from any claims liabilities, costs or expenses incurred or suffered by Landlord as provided in paragraph 20(B) of this Lease. Tenant shall provide Landlord prompt written notice of Tenant's monitoring, cleanup and remedial steps.

          In the absence of an order of any federal, state or local governmental or quasi-governmental agency relating to the cleanup, remediation or other response action required by applicable law, any dispute arising between Landlord and Tenant concerning Tenant's obligation to Landlord under this Paragraph C concerning the Level, method, and manner of cleanup, remediation or response action required in connection with such a release of Hazardous Materials shall be resolved by mediation and/or arbitration pursuant to the provisions of paragraph 44 of this Lease.

          D. LANDLORD'S INDEMNITY REGARDING HAZARDOUS MATERIALS: Landlord shall indemnify and hold Tenant harmless from any claims, liabilities, costs or expenses incurred or suffered by Tenant related to the removal, investigation, monitoring or remediation of Hazardous Materials which are present on the Premises as of the Commencement Date. Landlord's indentification and hold harmless obligations include, without limitation, (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source, and (iii) all costs of defending such claims. In no event shall Landlord be liable for any consequential damages suffered or incurred by Tenant as a result of any such contamination.

          E. ENVIRONMENTAL MONITORING: Landlord and its agents shall have the right, at Landlord's sole cost and expense, to inspect, investigate, sample and/or monitor the Premises, including any air, soil, water, groundwater or other sampling or any other testing, digging, drilling or analysis to determine whether Tenant is complying with the terms of this paragraph 18. If Landlord discovers that Tenant is not in compliance with the terms of this paragraph 18, any such costs incurred by Landlord, including attorneys' and consultants' fees shall be due and payable by Tenant to Landlord within five days following Landlord's written demand therefore.

     19. INDEMNITY: As a material part of the consideration to be rendered to Landlord, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises, from any cause arising at any time to the fullest extent permitted by law, and Tenant shall indemnify and hold Landlord exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use of the Premises, Building, and/or Project by Tenant, its employees, contractors, agents and invitees or from the failure of Tenant to keep the Premises in good condition and repair, as herein provided, except to the extent due to the active negligence or willful misconduct of Landlord. Further, in the event Landlord is made party to any litigation due to the acts or omission of Tenant, its employees, contractors, agents and invitees,

Tenant will indemnify and hold Landlord harmless from any such claim or liability including Landlord's costs and expenses and reasonable attorney's fees incurred in defending such claims.

     20. ADVERTISEMENTS AND SIGNS: Tenant will not place or permit to be placed, in, upon or about the said Premises any signs not approved by the city or other governing authority. Any sign so placed on the Premises shall be removed by Tenant, at its expense, prior to the Expiration Date or promptly following the earlier termination of the lease and Tenant shall repair, at its sole cost and expense, any damage or injury to the Premises caused thereby, and if not so removed by Tenant then Landlord may have same so removed at Tenant's expense.

     21. ATTORNEY'S FEES: In case a suit or alternative form of dispute resolution should be brought for the possession of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorney's fee as part of its costs which shall be deemed to have accrued on the commencement of such action. In addition, the prevailing party shall be entitled to recover all costs and expenses including reasonable attorney's fees incurred by the prevailing party in enforcing any judgment or award against the other party. The foregoing provision relating to post-judgment costs is intended to be severable from all other provisions of this Lease.

     22. TENANT'S DEFAULT: The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: a) Any failure by Tenant to pay any rent under this Lease ten (10) days following Tenant's receipt of written notice from Landlord that such rent is due under this Lease and has not been received; b) The abandonment of the Premises by Tenant; c) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; d) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed after the filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days. The notice requirements set forth herein are in lieu of and not in addition to the notices required by California Code of Civil Procedure Section 1161. Any notice given by Landlord to Tenant pursuant to California Civil Code 1161 with respect to any failure by Tenant to pay rent under this Lease on or before the date the rent is due shall provide Tenant with a period of no less than ten (10) days to pay such rent or quit.

          A. REMEDIES: In the event of any such default by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant: a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; plus
c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, and e) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. The term "rent", as used herein, shall be deemed to be and to mean the minimum monthly installments of Base Monthly Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease, all other such sums being deemed to be additional rent due hereunder. As used in (a) and (b) above, the "worth at the time of award" is to be computed by allowing interest at the rate of the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum. As used in (c) above, the "worth at the time of award" is to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

           B. RIGHT TO RE-ENTER: In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant and disposed of by Landlord in any manner permitted by law.

           C. ABANDONMENT: In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in paragraph 22(B) above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in paragraph 22(A) above, then the provisions of California Civil Code Section 1951.4, (Landlord may continue the lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has a right to sublet and assign, subject only to reasonable limitations) as amended from time to time, shall apply and Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than Base Monthly Rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Base Monthly Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Base Monthly Rent as the same may become due and payable hereunder. Landlord shall have no obligation to relet the Premises following a default if Landlord has other available space within the Building or Project. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

           D. NO TERMINATION: No re-entry or taking possession of the Premises by Landlord pursuant to 22(B) or 22(C) of this Article 22 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

     23. SURRENDER OF LEASE: The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not automatically effect a merger of the Lease with Landlord's ownership of the Premises. Instead, at the option of Landlord, Tenant's surrender may terminate all or any existing sublease or subtenancies, or may operate as an assignment to Landlord of any or all such subleases or subtenancies, thereby creating a direct Landlord-Tenant relationship between Landlord and any subtenants.

     24.   THIS PARAGRAPH INTENTIONALLY LEFT BLANK:

     25. LANDLORD'S DEFAULT: In the event of Landlord's failure to perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord thirty (30) days or such other reasonable opportunity to cure or to commence to cure such failure prior to any claim for breach or for damages resulting from such failure. In addition, upon any such failure by Landlord, Tenant shall give notice by registered or certified mail to any person or entity with a security interest in the Premises ("Mortgagee") that has provided Tenant with notice of its interest in the Premises, and shall provide such Mortgagee a reasonable opportunity to cure such failure, including such time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effectuate a cure. In no event, however, shall the period of time for Mortgagee to obtain possession exceed one hundred twenty (120) days. Tenant agrees that each of the Mortgagees to whom this Lease has been assigned is an expressed third party beneficiary hereof. Tenant shall not make any prepayment of rent more than one
(1). month in advance without the prior written consent of such Mortgagee. Tenant waives any right under California Civil Code Section 1950.7 or any other present or future law to the collection of any payment or deposit from such Mortgagee or any purchaser at a foreclosure sale of such Mortgagee's interest unless such Mortgagee or such purchaser shall have actually received and not refunded the applicable payment or deposit.

     26. NOTICES: All notices, demands, requests, or consents required to be given under this Lease shall be sent in writing by U.S. certified mail, return receipt requested, or by personal delivery addressed to the party to be notified at the address for such party specified in paragraph 1 of this Lease, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days prior notice to the notifying party.

     27. ENTRY BY LANDLORD: Tenant shall permit Landlord and his agents, upon prior notice except in the case of emergency, to enter into and upon said Premises at all reasonable times subject to any security regulations of Tenant for the purpose of inspecting the same or for the purpose of maintaining the Premises or for the purpose of making repairs, alterations or additions to any other portion of said Premises or for the purpose of erecting additional building(s) and improvements on the land where the Premises are situated, or on adjacent land owned by Landlord, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required without any abatement or reduction of rent or without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned. Tenant shall permit Landlord and his agents, at any time within one hundred eighty (180) days prior to the Expiration Date (or at any time during the Lease if Tenant is in default hereunder), to place upon the Premises "For Lease" signs and exhibit the Premises to real estate brokers and prospective tenants at reasonable hours.

     28.   DESTRUCTION OF PREMISES:

           A. DESTRUCTION BY AN INSURED CASUALTY: In the event of a partial destruction of the Premises by a casualty for which Landlord has received insurance proceeds sufficient to repair the damage or destruction during the Lease Term from any cause, Landlord shall forthwith repair the same to the extent of such proceeds, provided such repairs can be made within one hundred twenty (120) days from the date of receipt of all governmental approvals necessary under the laws and regulations of State, Federal, County or Municipal authorities (as reasonably determined by Landlord), and such partial destruction shall in no way annual or void this Lease, except that Tenant shall be entitled to a proportionate reduction of Base Monthly Rent and additional rent from the date of destruction until completion of the repairs, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Premises, in the reasonable judgment of Landlord. For purposes of this paragraph "partial destruction" shall mean destruction of no greater than one-third (1/3) of the replacement cost of the Premises, including the replacement cost of the Tenant Improvements paid for by Landlord. In the event the Premises are more than partially destroyed, or in the event the repairs cannot be made in one hundred twenty (120) days or the Premises are only partially destroyed but Landlord does not actually receive insurance proceeds sufficient to repair the damage, Landlord or Tenant may elect to terminate this Lease within fifteen (15) days of determination by Landlord of the foregoing. Landlord shall not be required to restore Alterations or replace Tenant's fixtures or personal property. In respect to any partial destruction which Landlord is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California and any other similarly enacted statute are waived by Tenant and the provisions of this paragraph 28 shall govern in the case of such destruction.

           B. DESTRUCTION BY AN UNINSURED CASUALTY: In the event of a total or partial destruction of the Premises by an uninsured casualty, the Lease shall automatically terminate, unless (i) Landlord elects to rebuild, and (ii) the damage can be repaired within one hundred twenty (120) days.

           C. DESTRUCTION DURING THE LAST YEAR OF THE LEASE TERM: In the event of an insured or uninsured casualty during the last year of the Lease Term which would take more than sixty (60) days to repair, either Landlord or Tenant shall have the right to terminate the Lease.

     29.   ASSIGNMENT OR SUBLEASE:

           A. CONSENT BY LANDLORD: In the event Tenant desires to assign this Lease or any interest therein including, without limitation, a pledge, mortgage or other hypothecation, or sublet the Premises or any part thereof, Tenant shall deliver to Landlord executed counterparts of any such agreement and of all ancillary agreements with the proposed assignee or subtenant, financial statements, and any additional information as reasonably required by Landlord to determine whether it will consent to the proposed assignment or sublease. The notice shall give the name and current address of the proposed assignee/subtenant, proposed use of the Premises, rental rate and current financial statement; and upon request to Tenant, Landlord shall be given additional information as reasonably required by Landlord to determine whether it will consent to the proposed assignment or sublease. Landlord shall then have a period of fifteen (15) days following receipt of the foregoing agreement, statements and additional information within which to notify Tenant in writing that Landlord elects (i) to permit Tenant to assign or sublet such space to the named assignee/subtenant on the terms and conditions set forth in the notice, or
(ii) to refuse consent. If Landlord should fail to notify Tenant in writing of such election within said fifteen (15) day period, Landlord shall be deemed to have elected option (i) above. Landlord's consent (which must be in writing and in a form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld, provided and upon condition that:
(i) The proposed assignee or subtenant is engaged in a business that is limited to the use expressly permitted under this Lease; (ii) The proposed assignee or subtenant is a company with sufficient financial worth and management ability to undertake the financial obligation of this Lease, and Landlord has been furnished with reasonable proof thereof; (iii) The proposed assignment or sublease shall be in form reasonably satisfactory to Landlord; (iv) Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with said assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent up to a maximum amount of $5,000; and (v) Tenant shall not have advertised or publicized in any way the availability of the Premises without prior notice to Landlord. In the event all or any one of the foregoing conditions are not satisfied, Landlord may, in its sole discretion, withhold its consent to the proposed assignment or sublease.

           B. ASSIGNMENT OR SUBLETTING CONSIDERATION: Any rent or other economic consideration received by Tenant under any such sublease and assignment in excess of the rent payable hereunder, after the net unamortized cost of the Tenant Improvements for which Tenant has itself paid, and reasonable subletting and assignment costs including lease commissions, shall be divided and paid fifty percent (50%) to Landlord and fifty percent (50%) to Tenant. Tenant's obligation to pay over Landlord's portion of the consideration shall constitute an obligation for additional rent hereunder. The above provisions relating to Landlord's right to terminate the Lease and relating to the allocation of bonus rent are independently negotiated terms of the Lease, constitute a material inducement for the Landlord to enter into the Lease, and are agreed as between the parties to be commercially reasonable. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

           C. NO RELEASE: Any assignment or sublease shall be made only if and shall not be effective until the assignee or subtenant shall execute, acknowledge and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee or subtenant shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such sublease or assignment and the acceptance of rent by Landlord from any subtenant or assignee, Tenant and any guarantor shall and will remain fully liable for the payment of the rent and additional rent due, and to become due hereunder, for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, assignee or any other person claiming under or through any subtenant or assignee that shall be in violation of any of the terms and conditions of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant shall further indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and expenses. (including reasonable attorney fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any real estate brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

           D. EFFECT OF DEFAULT: In the event of Tenant's default, Tenant hereby assigns all rents due from any assignment or subletting to Landlord as security for performance of its obligations under this Lease and Landlord may collect such rents as Tenant's Attorney-in-Fact, except that Tenant may collect such rents unless a default occurs as described in paragraph 22 and 24 above. The termination of this Lease due to Tenant's default shall not automatically terminate any assignment or sublease then in existence; at the election of Landlord, such assignment or sublease shall survive the termination of this Lease and, upon such election, the assignee or subtenant shall attorn to Landlord and Landlord shall undertake the obligations of the Tenant under the sublease or assignment; provided the Landlord shall not be liable for prepaid rent, security deposits or other defaults of the Tenant to the subtenant or assignee, or any acts or omissions of Tenant, its agents, employees, contractors or invitees.

           E. PERMITTED TRANSFERS: Tenant may, without Landlord's prior written consent, sublet the Premises or assign the Lease to: (i) a subsidiary, affiliate, division or corporation controlled or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization, or government action; or (iii) a purchaser of substantially all of Tenant's assets, provided, however, that the subtenant or assignee has a net worth not less than the net worth of Tenant as of the date of such transfer. For the purpose of this Lease, sale of Tenant's capital stock through any public exchange shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises.

     30. CONDEMNATION: If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and only a part thereof remains which is susceptible of occupation hereunder, this Lease shall as to the part so taken, terminate as of the day before title shall vest in the condemnor or purchaser ("Vesting Date"), and the Base Monthly Rent payable hereunder shall be adjusted so that the Tenant shall be required to pay for the remainder of the Lease Term only such portion of such Base Monthly Rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking. If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate on the Vesting Date. If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Landlord and the Tenant shall have no claim thereto but Landlord shall cooperate with Tenant, without cost to Landlord, to recover compensation for damage to or taking of any Alterations or for Tenant's moving costs. Tenant hereby waives the provisions of California Code of Civil Procedures Section 1265.130 and any other similarly enacted statue are waive by Tenant and the provisions of this paragraph 30 shall govern in the case of such destruction.

     31. EFFECTS OF CONVEYANCE: The term "Landlord" as used in this Lease, means only the owner for the time being of the Premises so that, in the event of any sale or other conveyance of the Premises, or in the event of a master lease of the Premises, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of the "Landlord" hereunder arising from and after the conveyance, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, or the master tenant of the Premises, that the purchaser or master tenant of the Premises has assumed and agreed to carry out any and all covenants and obligations of the Landlord hereunder. Such transferor shall transfer and deliver Tenant's security deposit to the purchaser at any such sale or the master tenant of the Premises, and thereupon the such transferor shall be discharged from any further liability in reference thereto.

     32. SUBORDINATION: In the event Landlord notifies Tenant in writing, this Lease shall be subordinate to any ground Lease, deed of trust, or other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to renewals, modifications, replacements and extensions thereof provided that Tenant receives from the lender or other lien holder requesting such subordination an agreement in writing providing that if the lien holder acquires title to the real property on which the Premises are located, such party shall not terminate this Lease so long as Tenant is not in default hereunder, and such party shall recognize all of the rights of Tenant under this Lease. Tenant agrees to promptly execute and deliver any documents which may be required to effectuate such subordination. At the request of any lender, Tenant agrees to execute and deliver any reasonable modifications of this Lease which do not materially adversely affect Tenant's rights hereunder.

           Landlord shall attempt to deliver to Tenant a non-disturbance agreement from the existing lender on the Building in a form reasonably acceptable to the parties within sixty (60) days from the date of execution of this Lease. In the event Landlord is unable to deliver the non-disturbance, Tenant shall have the right to terminate the Lease by providing Landlord written notice of such election within five (5) days following the expiration of such sixty (60) day period.

     33. WAIVER: The waiver by Landlord of any breach of any term, covenant or condition, herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No payment by Tenant or receipt by Landlord of a lesser amount than any installment of rent due shall be deemed to be other than payment on account of the amount due. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be constructed as a waiver thereof by Landlord. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute acceptance of the surrender of the Premises by Tenant before the Expiration Date (only written notice from Landlord to Tenant of acceptance shall constitute such acceptance of surrender of the Premises). Landlord's consent to or approval of any act by Tenant which require Landlord's consent or approvals shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

     34. HOLDING OVER: Any holding over after the termination or Expiration Date, shall be construed to be a tenancy from month to month, terminable on thirty (30) days written notice from either party, and Tenant shall pay Base Monthly Rent to Landlord at a rate equal to one hundred fifty percent (150%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date plus all other amounts payable by Tenant under this Lease. Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the Lease Term and any options to extend or renew, which provisions shall be of no further force and effect following the expiration of the applicable exercise period. Tenant shall indemnify, defend, and hold Landlord harmless from all loss or liability (including, without limitation, any loss or liability resulted from any claim against Landlord made by any succeeding tenant) founded on or resulting from Tenant's failure to timely surrender the Premises to Landlord and losses to Landlord due to lost opportunities to lease the Premises to succeeding tenants.

     35. SUCCESSORS AND ASSIGNS: The covenants and conditions herein contained shall, subject to the provisions of paragraph 29, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

     36. ESTOPPEL CERTIFICATES: Either party shall at any time during the Lease Term, within ten (10) days following written notice from the other party, be obligated to execute and deliver a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification); (ii) the date to which the rent and other charges are paid in advance, if any; (iii) acknowledging that there are not, to their knowledge, any uncured defaults hereunder or specifying such defaults if they are claimed; and (iv) such other information as either party may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant also agrees to provide the most current three (3) years of audited financial statements within five (5) days of a request by Landlord for Landlord's use in financing the Premises with commercial lenders.

     37.   OPTION TO EXTEND THE LEASE TERM:

           A. GRANT AND EXERCISE OF OPTION: Landlord hereby grants to Tenant, upon and subject to the terms and conditions set forth in this paragraph, two
(2) options (the "Options") to extend the Lease Term for an additional term (the "Option Term"), each Option Term shall be for a period of sixty (60) months. Each such Option shall be exercised, if at all, by written notice to Landlord no earlier than the date that is thirty (36) months prior to the Expiration Date but no later than the date that is thirty (30) months prior to the Expiration Date. If Tenant exercises the Option, each of the terms, covenants and conditions of this Lease except this paragraph shall apply during the Option Term as though the expiration date of the Option Term was the date originally set forth herein as the Expiration Date, provided that the Base Monthly Rent to be paid by Tenant during the Option Term shall be the greater of (i) the Base Monthly Rent applicable to the period immediately prior to the commencement of the Option Term, or (ii) ninety five percent (95%) of the Fair Market Rental, as hereinafter defined, for the Premises for the Option Term. Anything contained herein to the contrary notwithstanding, if Tenant is in monetary or material non-monetary default under any of the terms, covenants or conditions of this Lease (after expiration of the applicable cure period) either at the time Tenant exercises the Option or at any time thereafter prior to the commencement date of the Option Term, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Option upon notice to Tenant, in which event the expiration date of this Lease shall be and remain the Expiration Date. As used herein, the term "Fair Market Rental" for the Premises shall mean the rental and all other monetary payments including any escalations and adjustments thereto (including without limitation Consumer Price Indexing) then being obtained for new leases of space comparable in age and quality to the Premises in the locality of the Building that Landlord could obtain during the Option Term from a third party desiring to lease the Premises for the Option Term based upon the current use and other potential uses of the Premises. The appraisers shall be instructed that the foregoing five percent (5%) discount off the Fair Market Rental is intended to reduce comparable rents which include (i) brokerage commissions,
(ii) tenant improvement allowances, and (iii) vacancy costs, to account for the fact that Landlord will not suffer such costs in the event Tenant exercises its Option. The appraisers shall also be instructed to first attempt to utilize comparables based on multi-story buildings, and if no such comparables are available, to then utilize low-rise steel frame buildings in the Palo Alto, Menlo Park and Mountain View marketplace.

           B. DETERMINATION OF FAIR MARKET RENTAL: If Tenant exercises the Option, Landlord shall send to Tenant a notice setting forth the Fair Market Rental for the Premises for the Option Term, on or before the date that is twelve (12) months prior to the Expiration Date. If Tenant disputes Landlord's determination of the Fair Market Rental for the Option Term, Tenant shall, within thirty (30) days after the date of Landlord's notice setting forth the Fair Market Rental for the Option Term, send to Landlord a notice stating that Tenant either (i) elects to terminate its exercise of the Option, in which event the Option shall lapse and this Lease shall terminate on the Expiration Date, or
(ii) disagrees with Landlord's determination of Fair Market Rental for the Option Term and elects to resolve the disagreement as provided in paragraph 37(C) below. If Tenant does not send to Landlord a notice as provided in the previous sentence, Landlord's determination of the Fair Market Rental shall be the basis for determining the Base Monthly Rent to be paid by Tenant hereunder during the Option Term. If Tenant elects to resolve the disagreement as provided in paragraph 37(C) below and such procedures shall not have been concluded prior to the commencement date of the Option Term, Tenant shall pay as Base Monthly Rent to Landlord the Fair Market Rental as determined by Landlord in the manner provided above. If the amount of Fair Market Rental as finally determined pursuant to paragraph 37(C) below is greater than Landlord's determination, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the Fair Market Rental as so determined in paragraph 37(C) below within thirty (30) days after the determination. If the Fair Market Rental as finally determined in paragraph 37(C) below is less than Landlord's determination, the difference between the amount paid by Tenant and the Fair Market Rental as so determined in paragraph 37(C) below shall be credited against the next installments of rent due from Tenant to Landlord hereunder.

           C. RESOLUTION OF A DISAGREEMENT OVER THE FAIR MARKET RENTAL: Any disagreement regarding the Fair Market Rental shall be resolved as follows:

               1. Within thirty (30) days after Tenant's response to Landlord's notice to Tenant of the Fair Market Rental, Landlord and Tenant shall meet no less than two (2) times, at a mutually agreeable time and place, to attempt to resolve any such disagreement.

               2. If within the thirty (30) day period referred to in (i) above, Landlord and Tenant can not reach agreement as to the Fair Market Rental, they shall each select one appraiser to determine the Fair Market Rental. Each such appraiser shall arrive at a determination of the Fair Market Rental and submit their conclusions to Landlord and Tenant within thirty (30) days after the expiration of the thirty (30) day consultation period described in (i) above.

               3. If only one appraisal is submitted within the requisite time period, it shall be deemed to be the Fair Market Rental. If both appraisals are submitted within such time period, and if the two appraisals so submitted differ by less than ten percent

(10%) of the higher of the two, the average of the two shall be the Fair Market Rental. If the two appraisals differ by more than ten percent (10%) of the higher of the two, then the two appraisers shall immediately select a third appraiser who shall within thirty (30) days after his or her selection make a determination of the Fair Market Rental and submit such determination to Landlord and Tenant. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be the Fair Market Rental.

           4. All appraisers specified pursuant to this paragraph shall be members of the American Institute of Real Estate Appraisers with not less than ten (10) years experience appraising office and industrial properties in the Santa Clara Valley. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser.

     38. OPTIONS: All Options provided Tenant in this Lease are personal and granted to original Tenant and any permitted transferee pursuant to paragraph 29(E) of the Lease and are not exercisable by any other third party should Tenant assign or sublet all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord's sole discretion. In the event that Tenant hereunder has any multiple options to extend this Lease, a later option to extend the Lease cannot be exercised unless the prior option has been so exercised.

     39. QUIET ENJOYMENT: Upon Tenant's faithful and timely performance of all the terms and covenants of the Lease and except as otherwise provided in this Lease, Tenant shall quietly have and hold the Premises for the Lease Term and any extensions thereof.

     40. BROKERS: Tenant represents it has not utilized or contacted a real estate broker or finder with respect to this Lease other than CB Commercial and Tenant agrees to indemnify and hold Landlord harmless against any claim, cost, liability or cause of action asserted by any other broker or finder claiming through Tenant. Landlord agrees to pay the commission to CB Commercial as provided in a separate agreement between CB Commercial and Landlord.

     41. LANDLORD'S LIABILITY: If Tenant should recover a money judgment against Landlord arising in connection with this Lease, the judgment shall be satisfied only out of Landlord's interest in the Premises including the improvements and real property and neither Landlord or any of its partners, officers, directors, agents, trustees, shareholders or employees shall be liable personally for any deficiency. And furthermore, Tenant expressly waives any and all rights to proceed against the individual partners or the officers, directors or shareholders of any corporate partner, except to the extent of their interest in said limited partnership.

     42. AUTHORITY OF PARTIES: If Landlord or Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

     43. TRANSPORTATION DEMAND MANAGEMENT PROGRAMS: Should a government agency or municipality require Landlord to institute TDM (Transportation Demand Management) facilities and/or program, Landlord and Tenant hereby agree that the cost of TDM imposed capital costs required on the Premises, including but not limited to employee showers, lockers, cafeteria, or lunchroom facilities, shall be shall be amortized pursuant to paragraph 17 and any ongoing operational costs or expenses associated with a TDM program, such as an on-site TDM coordinator, which are required for the Premises shall be paid for by Tenant.

     44.   RIGHT OF FIRST OFFERING TO PURCHASE:  Landlord hereby grants

Tenant a right of first offering to purchase the Premises. Prior to Landlord offering to sell the Premises to a third party (other than the third parties with existing rights), Landlord shall give Tenant written notice of such desire and the terms and other information under which Landlord intends to sell the Premises. Provided at the time of exercise, Tenant (i) is not in default and
(ii) fully occupies the Premises, Tenant shall have the option, which must be exercised, if at all, by written notice to Landlord within ten (10) days after Tenant's receipt of Landlord's notice, to purchase the Premises at the sales price and terms of sale specified in the notice. In the event Tenant timely exercises such option to purchase the Premises, Landlord shall sell the Premises to Tenant, and Tenant shall purchase the Premises from Landlord in accordance with the price and terms specified in Landlord's notice. Landlord and Tenant shall, in good faith, attempt to reach agreement on the terms of a mutually acceptable purchase agreement consistent with the terms set forth in Landlord's notice within thirty (30) days of Landlord's notice. In the event (i) Landlord and Tenant are unable to reach agreement on a mutually acceptable purchase agreement within such thirty (30) day period or (ii) Tenant fails to exercise Tenant's option within said ten (10) day period, Landlord shall have one hundred eighty (180) days thereafter to sell the Building at no less than ninety percent (90%) of the sales price and upon the same or substantially the same other terms of sale as specified in the notice to Tenant. In the event Landlord fails to sell the Premises within said one hundred eighty (180) day period or in the event Landlord proposes to sell the Premises at less than ninety percent (90%) of the sales price or on other material terms which are more favorable to the prospective tenant than that proposed to Tenant, Landlord shall be required to resubmit such offer to Tenant in accordance with this Right of First Offering.

           This Right of First Offering shall automatically terminate, (i) upon the expiration or sooner termination of the Lease, or (ii) in the event of a foreclosure or other involuntary transfer of Landlord's interest in the Premises. Notwithstanding the forgoing, this Right of First Offering shall not apply to transfers of all or a portion of the Premises to (i) John A. Sobrato and/or John M. Sobrato (individually and collectively "Sobrato"), and (ii) any immediate family member of Sobrato, and (iii) any trust established, in whole or in art, for the benefit of Sobrato and/or any immediate family member of Sobrato, (iv) any partnership in which Sobrato or any immediate family member, either directly or indirectly (e.g., through a partnership or corporate entity or a trust) retains a general partner interest, and/or (v) any corporation under the control, either directly or indirectly, by Sobrato or any immediate family member of Sobrato.

     45. DISPUTE RESOLUTION: Except for the failure by Tenant to timely pay the Base Monthly Rent, any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this agreement, including any claim based on contract, tort, or statute, shall be resolved at the request of any party to this agreement through a two-step dispute resolution process administered by JAMS or another judicial and mediation service mutually acceptable to the parties involving first mediation, followed, if necessary, by final and binding arbitration administered by and in accordance with the then existing rules and practice of the judicial and mediation service selected, and judgment upon any award rendered by the arbitrator(s) may be entered by any State or Federal Court having jurisdiction thereof.

     46.   MISCELLANEOUS PROVISIONS:

           A. RENT: All monetary sums due from Tenant to Landlord under this Lease, including, without limitation those referred to as "additional rent", shall be deemed to be rent.

           B.  THIS PARAGRAPH INTENTIONALLY LEFT BLANK:

           C. PERFORMANCE BY LANDLORD: If Tenant fails to perform any obligation required under this Lease or by law or governmental regulation, Landlord in its sole discretion may without notice and without releasing Tenant from its obligations hereunder or waiving any rights or remedies, perform such obligation, in which event

Tenant shall pay Landlord as additional rent all sums paid by Landlord in connection with such substitute performance including interest as provided in paragraph 44(D) below within ten (10) days following Landlord's written notice for such payment.

           D. INTEREST: All rent due hereunder, if not paid when due, shall bear interest at the maximum rate permitted under California law accruing from the date due until the date paid to Landlord.

           E. RIGHTS AND REMEDIES: All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law and are in addition to all other rights and remedies in law and in equity.

           F. SURVIVAL OF INDEMNITIES: All indemnification, defense, and hold harmless obligations of Landlord and Tenant under this Lease shall survive the expiration or sooner termination of the Lease.

           G. SEVERABILITY: If any term or provision of this Lease is held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

           H. CHOICE OF LAW: This Lease shall be governed by and construed in accordance with California law. Venue shall be Santa Clara County.

           I.  TIME:  Time is of the essence hereunder.

           J. ENTIRE AGREEMENT: This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner other than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

           K. REPRESENTATIONS: Tenant acknowledges that neither Landlord nor any of its employees or agents have made any agreements, representations, warranties or promises with respect to the demised Premises or with respect to present or future rents, expenses, operations, tenancies or any other matter. Except as herein expressly set forth herein, Tenant relied on no statement of Landlord or its employee for that purpose.

           L. HEADINGS: The headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

           M. EXHIBITS: All exhibits referred to are attached to this Lease and incorporated by reference.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first above written.

Landlord: SOBRATO DEVELOPMENT                Tenant: DIALOG INFORMATION
          COMPANIES                                  SERVICES, INC.

a California Limited Partnership             a California Corporation

By: /s/ Signature Illegible                  By: /s/ Signature Illegible
    -----------------------                      -----------------------

Its: Trustee of the General Partner          Its: President

                             Exhibit "A"-Parcel Map


                               [EXHIBIT OMITTED]

               Exhibit B - Tenancy in Common & Maintenance Agmt

                                                         FILED FOR RECORD
                                                         AT REQUEST OF

When Recorded Return To:
                                                         /s/ Sobrato Development
                                                         JUN 10 3 20 PM '89
John Paul Hanna, Esq.
525 University Avenue, Suite 705
Palo Alto, CA 94301                                      OFFICIAL RECORDS
                                                         SANTA CLARA COUNTY
                                                         LAURIE KAHZ

                  TENANCY IN COMMON AND MAINTENANCE AGREEMENT
            DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS,
                            AND GRANT OF EASEMENTS

     THIS AGREEMENT, DECLARATION AND GRANT, made on the date hereinafter set forth, by SKYVIEW 2400-EL CAMINO REAL, a California limited partnership ("Skyview"), and SOBRATO DEVELOPMENT COMPANY 850, a California limited partnership ("Sobrato"), is made with reference to the following facts:

     A. Skyview owns property located in the City of Mountain View ("City"), County of Santa Clara, consisting of Lots 3-I, 3-IIA, 3-IIB, 3-IIC, 4A, 4B, 5, 6A, 6B and 7 described on that subdivision map entitled "Tract No. 7813" ("Map"), which map was filed for record in the Office of the Recorder of Santa
  ---
Clara County, California, on the 10th day June, 1986, Book 561 of Maps, pages 1,2,3&4 (the "Skyview Property").
              ----------------

     B.    Sobrato owns Lot 1 described on the Map (the "Sobrato Property").

     C. Sobrato and Skyview each own an undivided one-half (1/2) interest in Lot 2 described on the Map. Lot 2 consists of a three (3) level underground garage ("garage" or "garage property").

     D. The parties intend to: (1) share use of the garage; (2) provide for management of the garage; (3) impose upon their respective properties mutually beneficial protective covenants, conditions and restrictions; and (4) grant certain reciprocal easements over portions of their respective properties.

     NOW, THEREFORE, Skyview and Sobrato hereby declare that all of the property described above shall be held, sold, leased, mortgaged, encumbered, rented, used, occupied, improved and conveyed subject to the following declarations, limitations, easements, restrictions, covenants, conditions, which are imposed as equitable servitudes pursuant to a general plan for the development of the property for the purpose of enhancing and protecting the value and desireability of the property and every part thereof, and which shall run with the real property and be binding on Sobrato and Skyview and their successors and assigns, and on all parties having or acquiring any right, title or interest in or to the described property or any part thereof, their heirs, successors and assigns, and shall inure to the benefit of each owner thereof.

                                   ARTICLE I

                                    GARAGE

     1.1 CONSTRUCTION: Sobrato shall construct the garage, at its expense, pursuant to plans and specifications approved by Sobrato and Skyview and by the City. Sobrato shall pay all bills incurred in the construction of the garage so that title to Lot 2 shall be delivered to Sobrato and Skyview free from any lien claims or encumbrances, together with a fully paid for CLTA title insurance policy insuring fee title in the owners, free from liens and encumbrances. Sobrato shall warrant the garage against material defects in design and construction for a period of one (1) year from the date that notice of completion is filed and title is transferred in undivided interests to Sobrato and Skyview, whichever occurs later.

     1.2 MANAGEMENT: Sobrato (the "managing owner") shall manage the garage, and may hire a professional management company (the "manager") for this purpose under a contract entered into after competitive bidding based on bids from two
(2) or more responsible bidders. The term of the contract shall not exceed one
(1) year. The managing owner may delegate any of its duties hereunder to the manager. Sobrato shall serve as managing owner so long as the parties agree, and when the owners no longer agree that Sobrato shall be the managing owner, other arrangements satisfactory to Sobrato and Skyview shall be made.

     1.3 MAINTENANCE: The managing owner shall be responsible for maintenance of the garage, with the actual maintenance to be performed by the manager described in section 1.2.

     1.4 INSURANCE: The managing owner shall obtain the following insurance on the garage and the appurtenances thereto:

           A. CASUALTY: So-called "fire and extended coverage, all risk" insurance, with earthquake and flood endorsements, if reasonably available, insuring the garage against loss for the full replacement value cost thereof, containing a deductible not exceeding five percent (5%) of the replacement value of the garage;

           B. LIABILITY: Comprehensive general liability insurance insuring the owners of the garage and their tenants against liability for personal injury, bodily injury, death, and damage to property occurring or resulting from an occurrence in, on, or about the garage and its appurtenances, with combined single limit coverage of Ten Million Dollars ($ 10,000,000); and

           C. WORKERS' COMPENSATION: Workers' compensation insurance as required by statute.

     1.5 CONTRACTS: The managing owner may enter into contracts including, without limitation, contracts for management, maintenance and security of the garage.

     1.6 DESTRUCTION AND REBUILDING: If the garage improvements are substantially damaged (more than fifty percent (50%) destroyed) or destroyed by fire, earthquake or other catastrophe, the owners shall decide within a maximum of three (3) months after the catastrophe whether to rebuild. If either owner decides not to continue operations and desires not to rebuild the garage, and the other owner desires or is required by the terms of any lease or mortgage affecting the garage to rebuild the garage and to continue operations, the owner deciding not to rebuild and continue operations shall remove all rubble from its property and leave its lot landscaped according to a standard comparable to the standard existing in the project just prior to the catastrophe, and the owner electing to rebuild and continue operations shall be entitled to receive all of the proceeds from the insurance policy covering the garage and to use that proceeds to reconstruct the garage or such portion thereof as is necessary to permit that owner to continue operations. Damage resulting in less than fifty percent (50%) destruction shall be repaired in all cases.

     1.7 CONDEMNATION: If in the event of the taking of all or any portion of the garage, the proceeds of condemnation shall be distributed equally to the owners subject to the rights of their mortgagees, if any.

     1.8 SECURITY: The managing owner shall acquire and install the surveillance equipment (television cameras) for maintenance of security in the garage and the cost thereof shall be included in operating costs to be shared as provided in section 1.9. Skyview and Sobrato shall each, at their own expense, construct one (1) monitoring station for their respective use. The stations shall be linked together for purposes of communication. Each party shall provide its own monitoring and security guards, if desired, at its own expense. No owner of the garage nor any of their agents, employees or tenants shall be liable to any other owner or its agents, employees or tenants for failing to provide security for the garage.

     1.9 COST SHARING: Except as provided in section 1.8, all costs of operation, maintenance, management, taxes, and insurance premiums relating to the garage ("garage expenses") shall be borne by the fee title owner(s) of Lot 2 in proportion to their interest in Lot 2. The managing owner, in its reasonable discretion, shall determine and cause to be collected from said owners of Lot 2, reasonable reserves for capital improvements and extraordinary garage expenses. The managing owner also shall prepare and deliver to the owners of Lot 2, not less than forty-five (45) nor more than sixty (60) days before the beginning of the calendar year a report consisting of: (1) estimated annual revenue and garage expenses for the ensuing calendar year; (b) the amount of the total cash reserves currently available; (c) the actual garage expenses for the preceding calendar year; (d) the total garage assessment paid by each owner during the preceding calendar year; and (e) the amount of estimated monthly assessments to be paid by each owner during the ensuing calendar year. If the report indicates that the actual garage expenses, plus reserves, for any particular calendar year were not equal to the garage assessments payable for such year by the owners of Lot 2 the difference shall be paid by or to the managing owner within ten (10) days of the managing owner's report, to the end that the managing owner shall receive from each owner of Lot 2 each year that owner's proportionate share of actual garage expenses, plus reserves. The managing owner shall make available for inspection by any owner of Lot 2, or its representative, at the property during normal business hours, the books, records, and invoices supporting the garage assessments and payments demanded for garage assessments. If any such inspection should disclose a discrepancy of five percent (5%) or more, the managing owner shall pay all cost of the inspection.

     1.10 TOWING OF AUTOMOBILES: Certain parking spaces in the garage are reserved for exclusive use of certain persons. The managing owner or the manager are authorized to have any automobiles which are illegally or improperly parked anywhere in the project towed at the expense of the owner of said vehicle. The managing owner may hire any towing company to tow such cars.

     1.11 INCOME FROM PARKING FEES: All income from fees charged to the public for use of the garage shall be used for current expenses of maintenance, operation, and insurance, and any surplus shall be deposited to a reserve account for capital improvements and emergencies.

     1.12 CAPITAL COSTS: In the event any extraordinary expenses or expenditures for capital improvements are required, and the proceeds of current operations and reserves are insufficient for such purpose, the managing owner may require capital contributions to be made by the owners of Lot 2 in the same ratio as provided for cost sharing in section 1.9.

     1.13 MANAGING OWNER: The managing owner shall not be personally liable for ordinary mistakes in judgment or for any conduct in his capacity as managing owner except for active negligence or willful misconduct in managing the operation and maintenance of the garage, or in selecting and supervising a manager for the garage.

     1.14 PAYMENT OF COSTS: On the first day of each calendar month the owners of Lot 2 shall pay their respective shares of the monthly garage expenses upon receipt of the monthly assessment from the manager. Any assessment not paid within fifteen (15) days after the due date (as specified in the assessment) shall be delinquent, shall bear interest at the rate of twelve percent (12%) per annum from the due date until paid, and shall incur a late payment penalty in the amount of ten percent (10%) of the assessment. The owners of Lot 2 agree that a lien with a private power of sale for a delinquent assessment, including interest, penalty and attorney's fees, is hereby granted against the interest of said delinquent owner in Lot 2, and that the lien may be enforced by sale of the delinquent owner's interest in Lot 2 by the managing owner pursuant to the provisions of section 2924-2924h of the California Civil Code applicable to the exercise of powers of sale in mortgages and deeds of trust, or in any other manner permitted by law.

     1.15 WAIVER OF PARTITION: Each party forever waives the right to bring any partition action to divide lot 2 under Title 10.5 of Part II of the California Code of Civil Procedure, or any successor partition statutes thereto.

                                  ARTICLE II

                                   EASEMENTS

     2.1 EASEMENTS FOR INGRESS AND EGRESS: Skyview hereby grants to Sobrato for the benefit of the Sobrato Property as the dominant tenement easements for ingress and egress over Lot 3-I as the servient tenement and Sobrato hereby grants to Skyview for the benefit of the Skyview Property as the dominant tenement easements for ingress and egress over Lot 1 as the servient tenement. Said easements are for pedestrian traffic only over the walkways and other access routes located on the open space areas of said lots (those areas not occupied by buildings).

     2.2 GARAGE PARKING AND USE: The owners of Lot 2, their occupants, tenants and invitees shall have rights of ingress and egress to and from and parking within the garage (except in spaces reserved for the exclusive use of the owners and occupants as provided in section 2.3), and to the extent required for vehicular access to the garage, easements for ingress and egress over that portion of Lots 1 and 3-I within paved driveways and garage entrances and exits.

     2.3 EXCLUSIVE USE OF PARKING SPACES: Certain parking spaces in the garage are reserved for the exclusive use of certain persons as provided in Exhibit "A" attached hereto and incorporated by reference herein. In the event that any owner of Lot 2 fails to pay its share of monthly garage expenses ("delinquency"), and should the delinquency continue for one hundred twenty
(120) days, all of the rights of said owner of Lot 2 and its successor, members, tenants, and all other persons claiming rights in Lot 2 through said owner shall be suspended and the manager shall be authorized to prevent access to the garage and to the reserved spaces by all such parties. In the event that the owner of a condominium, who belongs to a condominium association which is an owner of Lot 2, fails to pay any amounts payable to the association in connection with the use of the garage for a period of ten (10) days after the due date of such payment, that association may immediately file a lien against the condminium interest of the delinquent condominium owner pursuant to covenants, conditions and restrictions encumbering the condominium, and may notify the manager of the garage to suspend the parking privileges of the delinquent condominium owner. Once parking privileges are suspended with respect to a person, the manager of the garage may blockade the space assigned to such person to prevent its being used until the delinquency is cured.

     2.4 DRAINAGE: Reciprocal drainage and sewer facility easements are granted over Lots 1, 2 and 3-I as a benefit and burden on each of these lots for the flow of surface water, and for installation, inspection, maintenance, repair, replacement, and removal of storm sewer and sanitary sewer facilities. Said easements are limited to the open space areas of said lots which are not occupied by buildings.

     2.5 UTILITIES: Reciprocal utility easements are granted over Lots 1, 2 and 3-I as a benefit and burden on each of these lots for installation, inspection, maintenance, repair, replacement and removal of water, electric, gas, telephone, television and other utility facilities. Said reciprocal easements are limited to the open space areas of said lots which are not occupied by buildings.

     2.6 ENCROACHMENT EASEMENTS: Reciprocal encroachment easements are granted over Lots 1, 2 and 3-I as a benefit and burden on each of these lots for purposes of accommodating any encroachment of foundations, and overhangs of exterior walls, windows, and roofs which are built in accordance with the original design, plans and specifications of the parties, or due to minor engineering errors, minor errors in original construction, settlement or shifting of the buildings, or similar clauses. There shall be valid easement for the maintenance of said encroachments as long as they shall exist and the rights and obligations of owner shall not be altered in any way by said encroachment, settling or shifting. In the event a structure is partially or totally destroyed, and then repaired or rebuilt, the owners of each adjoining lot agree that minor encroachments over adjoining lots shall be permitted and there shall be valid easements for the maintenance of said encroachments so long as they shall exist.

     2.8 VIEW EASEMENT: A view easement is granted over Lot 1 as the servient tenement in favor of Lots 3-I, 3-IIA, 3-IIB, 3-IIC, 4A, 4B, 5, 6A, 6B and 7 as the dominant tenements for preservation of the view over Lot 1 that will exist upon completion of the proposed seven (7) story office building upon Lot 1 in accordance with the final plans approved by the City. The purpose of this view easement is to prohibit additional construction on Lot 1 which would increase the height or mass of the seven (7) story office building or which would take place within the open space area of Lot 1.

     2.9 STRUCTURAL REPAIR EASEMENTS: Reciprocal structural repair easements are granted over Lots 1, 2, 3-I, 3-IIA, 3-IIB, 3-IIC, 4A, 4B, 5, 6A, 6B and 7 as a benefit and burden on each of these lots for allowing such access over any adjoining lot subject to this easement as may be reasonably necessary in order to make any structural repairs to an improvement on a lot, provided that the owner making such improvements or repairs to its lot shall fully reimburse the owner of the adjoining lot for any damages thereto (including business interruption or injuries to persons) resulting from the exercise of the easement rights described herein.

     2.10 EASEMENTS TO ACCOMPANY CONVEYANCE OF LOT: The easements described in this Article II are permanent and appurtenant to the respective dominant tenements, and shall automatically accompany the conveyance of any lot, even though the description in the instrument of conveyance may refer only to the fee title to the lot.

                                  ARTICLE III

                               USE RESTRICTIONS

     3.1 NUISANCES: No noxious, illegal, or seriously offensive activities shall be carried on upon any lot, or in any part of the property, nor shall anything be done thereon which may be or may violate any law, rule or regulation of any applicable governmental entity or any private covenant, condition, or restriction affecting the garage become a nuisance to or which may in any way interfere with the quiet enjoyment of each of the owners of his respective lot.

     3.2 LANDSCAPING: Lots 1 and 3-I shall be landscaped in accordance with plans and specifications submitted to and approved by the City. Landscaping shall be installed within ninety (90) days of completion of buildings. After installation, landscaping shall be maintained in a sightly and well-kept condition by the owner, lessee, licensee or other occupant of the lot or its agent, at its expense. All landscaped areas shall be irrigated with a system designed for automatic operation.

     3.3   GROUND MAINTENANCE:

           A. Grass, hedges, shrubs, vines and mass planting of any type on each lot shall be kept trimmed and shall at regular intervals be mowed, trimmed and cut so as to maintain the same in a neat and attractive manner. Trees, shrubs, vines and plants which die shall be promptly removed and replaced with living plants of like kind and quality.

           B. No weeds, vegetation, rubbish, debris, garbage, objects, waste materials, or materials of any kind whatsoever shall be placed or permitted to accumulate upon any portion of a lot, which would render it unsanitary, unsightly, offensive, or detrimental to any property in the vicinity thereof or to the occupants of any such property in such vicinity.

           C. No building material of any kind or character shall be placed or stored upon any lot so as to be open to view by the public or neighbors, unless such material will be used and is used within three (3) months for the construction of buildings or structures upon the lot upon which the material is stored.

     3.4 EXTERIOR LIGHT FIXTURES: No exterior lighting fixture shall be installed on any lot without adequate and proper shielding of the source of the light. No exterior lighting fixtures shall be installed that may become a nuisance to adjacent lots subject to his Declaration. Office lighting on Lot 1 shall be kept at a minimum during periods when the offices are not occupied to minimize glare affecting the residential areas of the property.

     3.5 EXCAVATIONS: No excavation for stone, gravel, sand, dirt or earth shall be made on any portion of a lot, except for the construction of buildings, walls, fences, foundations, structures, landscaping, swimming pools and other improvements, plans and specifications for which excavations have been approved by the City; provided, however, that the owners reserve the right to excavate, fill and grade on any lot or on any portion thereof, or to do such other work of improvement thereon as may be necessary to the construction and completion of public improvements.

     3.6 CLOTHES LINES: No exterior clothes lines shall be erected or maintained and there shall be no outside laundering or drying of clothes. No draping of towels, carpets, or laundry over railings shall be allowed.

     3.7 BALCONY STORAGE: No storage on balconies shall be permitted. No balcony shall be enclosed.

     3.8 PETS: No pets shall be allowed in Lot 1. No pets shall be allowed in Lot 3-I unless on a leash.

                                  ARTICLE IV

                                    GENERAL

     4.1 ENFORCEMENT: Any owner shall have the right to enforce, by any proceeding at law or in equity, all restrictions, conditions, covenants, reservations, liens, and charges now or hereafter imposed by the provisions of this Declaration, and in such action shall be entitled to recover reasonable attorneys' fees as are ordered by Court. Failure by any owner to enforce any covenant or restriction herein contained shall in no event be deemed a waiver of the right to do so thereafter. Any owner alleged to be in default of any provision hereof shall be given ten (10) days to cure any alleged default before legal or disciplinary action may be taken. The owner(s) of both properties and their tenants shall have the right to enforce or require enforcement of this Agreement. This Agreement shall be binding upon and enforceable against owners and all tenants of the owner(s).

     4.2 RECORDS: The managing owner shall keep accurate and complete books, ledgers and records regarding the management and maintenance of the garage, which shall be open to inspection at all times by all owners on reasonable notice. The managing owner shall render accountings as often as requested by the other owner(s) and shall provide a complete annual accounting and report no later than sixty (60) days after the close of the calendar year.

     4.3 TAXES: The managing owner shall pay the property taxes promptly prior to delinquency of installments.

     4.4 TERM: The covenants and restrictions of this Declaration shall run with and bind the Sobrato, Skyview and garage properties, and shall inure to the benefit of and shall be enforceable by the owner of any such property subject to this Declaration, its respective legal representatives, heirs, successors and assigns, for a term of fifty (50) years from the date this Declaration is recorded, after which time they shall be automatically extended for successive periods of ten (10) years, unless an instrument in writing, signed by all of the then owners of the lots, has been recorded within the year preceding the beginning of each successive period of ten (10) years, agreeing to change said covenants and restrictions in whole or in part, or to terminate the same.

     4.5 NOTICES: Any notice permitted or required by this Declaration may be delivered either personally or by mail. If delivery is by mail, it shall be deemed to have been delivered seventy-two (72) hours after a copy of the same has been deposited in the United States mail, first class or registered, postage prepaid, addressed to the person to be notified at the current address given by such person to the managing owner. Copies of any notices delivered hereunder regarding any alleged default or other matters specifically requested shall be given to any requesting lender that holds a first deed of trust against any lot on the Map at the address that the lender has provided the managing owner.

     4.6 INVALIDITY OF ANY PROVISION: Should any provision or portion hereof be declared invalid or in conflict with any law of the jurisdiction where this project is situated, the validity of all other provisions and portions hereof shall remain unaffected and in full force and effect.

     4.7 SUCCESSORS IN INTEREST: This Declaration and the covenants, conditions, easements and agreements contained herein shall be binding upon and inure to the benefit of the parties and their permitted assigns and permitted successors in interest, including one or more owners' associations which any of the owners may create and to which any of the owners may assign all or a portion of their rights and obligations hereunder. In the event that Skyview assigns it rights and obligations to one or more owners' associations or owners, said associations and/or owners shall designate a single representative who shall exercise the rights of the owner of a one-half (1/2) undivided interest in Lot 2 on behalf of the individuals and associations who collectively own the one-half (1/2) interest initially owned by Skyview. The rights and duties hereunder are appurtenant to the respective properties and any transfer of a fee interest in the property encumbered by this Agreement (other than a lease or a transfer for security purposes only) transfers the rights and duties. From and after the date of such transfer, the transferor shall have no further rights or duties hereunder provided that the transferor shall remain liable for any breach of its duties hereunder that occurred before the transfer.

     4.8 RECIPROCAL INDEMNITY PROVISIONS: Sobrato and Skyview each agree on behalf of themselves and their respective agents, tenants, employees, successors, and assigns, to forever release each other and their respective agents, tenants, employees, successors, and assigns from all damages, claims, causes of action, costs, liabilities, attorneys' fees, and expenses which are to be covered by the insurance to be carried under this agreement or which are actually compensated by insurance. Each party shall cause any insurance policy carried by it to contain a valid waiver by the insurer of its right of subrogation against all other parties thereto and said party's agents, tenants, employees, successors, and assigns. Except as expressly set forth to the contrary herein, Sobrato and Skyview each agree to hold the other party and its agents, employees and contractors harmless from claims for injury and/or damage arising out of their active negligence or wilfull misconduct.

     4.9 AMENDMENTS: This Declaration may be amended by unanimous vote of the owners of the property subject hereto. The owners agree to approve and adopt all amendments reasonably required by the City of Mountain View and the Department of Real Estate of the State of California. The provisions of section 2.3 pertaining to the exclusive use of certain parking spaces for certain persons (as provided in Exhibit "A" attached hereto and incorporated by reference herein) shall not be amended or revoked without the express written consent of the City of Mountain View. Any amendment must be recorded in the Recorder's Office of the County of Santa Clara. No amendment shall adversely affect the rights of the holder of any mortgage of record prior to the recordation of such amendment.

     4.10 COOPERATION: Each party agrees to cooperate in making any revisions to this Agreement that may be requested by any lender that holds or will hold a first deed of trust on any lot shown on the Map, provided such revisions do not materially affect any rights or duties hereunder.

SKYVIEW 2400-EL CAMINO REAL             SOBRATO DEVELOPMENT COMPANY 850
A California Limited Partnership        A California Limited Partnership

By: /s/ Walter J. Harrington            By: /s/ John Michael Sobrato
    ------------------------                ------------------------------------
    Walter J. Harrington                    John Michael Sobrato, A General
                                            Partner

                                        By: /s/ Robert Granum II
                                            ------------------------------------
                                            Robert Granum II, A General Partner

                                        By: /s/ John A. Sobrato
                                            ------------------------------------
                                            John A. Sobrato as Trustee for the
                                            John A. Sobrato and Susan A. Sobrato
                                            1979 Revocable Trust, A General
                                            Partner

DATED: JUNE 9, 1986

STATE OF CALIFORNIA      )      MARY K. FRENCH
                         )ss.   NOTARY PUBLIC-CALIFORNIA
COUNTY OF Santa Clara    )      SANTA CLARA COUNTY
                                My Comm. Expires July 31, 1988

     On June 9, 1986, before me, the undersigned, a Notary Public in and for said State, personally appeared Walter J. Harrington, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person that executed this instrument, on behalf of the partnership, and acknowledged to me that the partnership executed it.

     IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal in the County of Santa Clara the day and year in this certificate first above written.

                                  /s/ Mary K. French
                                  _____________________________
                                  Notary Public, State of California

STATE OF CALIFORNIA      )      MARY K. FRENCH
                         )ss.   NOTARY PUBLIC-CALIFORNIA
COUNTY OF Santa Clara    )      SANTA CLARA COUNTY
                                My Comm. Expires July 31, 1988

     On June 9, 1986, before me, the undersigned, a Notary Public in and for said State, personally appeared John Michael Sobrato, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person that executed this instrument, on behalf of the partnership, and acknowledged to me that the partnership executed it.

     IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal in the County of Santa Clara the day and year in this certificate first above written.

                              /s/  Mary K. French
                                   ____________________________
Notary Public, State of California

STATE OF CALIFORNIA       )      MARY K. FRENCH
                          )ss.   NOTARY PUBLIC-CALIFORNIA
COUNTY OF Santa Clara)    )      SANTA CLARA COUNTY
                                 My Comm. Expires July 31, 1988

     On June 9, 1986, before me, the undersigned, a Notary Public in and for said State, personally appeared Robert Granum II, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person that executed this instrument, on behalf of the partnership, and acknowledged to me that the partnership executed it.

     IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal in the County of Santa Clara the day and year in this certificate first above written.

                                    /s/ Mary K. French
                                    ____________________________
                                    Notary Public, State of California

STATE OF CALIFORNIA      )
                         )ss.
COUNTY OF Santa Clara    )

     On June 9, 1986, before me, the undersigned, a Notary Public in and for said State, personally appeared John A. Sobrato, Trustee, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person that executed this instrument, on behalf of the partnership, and acknowledged to me that the partnership executed it.

     IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal in the County of Santa Clara the day and year in this certificate first above written.


                                    /s/ Mary K. French
                                    __________________________________
                                    Notary Public, State of California


                                    MARY K. FRENCH
                                    NOTARY PUBLIC-CALIFORNIA
                                    SANTA CLARA COUNTY
                                    My Comm. Expires July 31, 1988

                  TENANCY IN COMMON AND MAINTENANCE AGREEMENT,
             DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS,
                             AND GRANT OF EASEMENTS

                                  EXHIBIT "A"

                                    PARKING

Two hundred sixty-six (266) parking spaces in the garage (Lot 2) are reserved for the exclusive use of the owners and occupants of Lots 4A, 5, 6A, and 7. The blocks of spaces identified in the three (3) pages attached hereto as Exhibit "A-1" are as follows:


                         No. of
Lot No.                  Parking Spaces           Level
-------                  --------------           -----

     4A                       96                  B & C
     5                        37                  A
     6A                       96                  B & C
     7                        37                  A

Declarant and the owners of Lots 4A, 5, 6A, and 7 hereby specifically reserve the right at any time in the future to make specific assignments of parking spaces within the block of spaces hereby assigned to a particular lot to the condominium owners within each lot in accordance with a condominium declaration and condominium plan to be filed of record.

Sixty (60) spaces located in the garage (Lot 2) are reserved for the exclusive use of the owner(s), visitors and occupants of Lot 1 all of the time (24 hours per day). The block of sixty (60) spaces are identified on Exhibit "A-2" attached hereto.

An additional four hundred (400) parking spaces within the garage, which spaces are identified on the three (3) pages attached hereto as Exhibit "A-3" attached hereto, may be used by the owners, visitors and occupants of Lots 3-IIA, 3-IIB, and 3-IIC, 4A, 5, 6A, and 7, between the hours of 6:00 P.M. and 7:30 A.M. on business days, and at any time on weekends and holidays, which use will be shared with the owner/occupants of Lot 1 during the same time. Said four hundred
(400) spaces are exclusively reserved for the use of the owner(s), visitors and occupant(s) of Lot 1 between 7:30 A.M. and 6:00 P.M. on business days. Prohibition of resident parking in these spaces during such hours is to be strictly enforced if parking congestion occurs on surrounding streets or properties which results from this project, as determined by the City of Mountain View.

The four hundred sixty (460) total spaces provided for the use of Lot 1 owners, visitors and occupants as provided above, are to be available at no charge (in addition to rental and fees paid under the applicable lease or leases) to the occupants of the office building on Lot 1.

All of the parking spaces located within Lot 3-1 are reserved for use by owners and occupants of Lots 3-I, 3-IIA, 3-IIB and 3-IIC and 4A, 5, 6A and 7, and shall be under the control of Skyview until conveyance of Lot 3-I to the owners of Lots 4A, 5, 6A, and 7, or the condominium association at which time control shall be assumed by the condominium association(s) created to manage Lots 4A, 5, 6A, and 7.

                               [EXHIBIT OMITTED]

                               [EXHIBIT OMITTED]

                               [EXHIBIT OMITTED]

                               [EXHIBIT OMITTED]

                               [EXHIBIT OMITTED]

                                   EXHIBIT B

                               SUBLEASED PREMISES

                               [EXHIBIT OMITTED]

                                   EXHIBIT C

                                COMMON USE AREAS

                               [EXHIBIT OMITTED]

                                   EXHIBIT D

                          FIFTH FLOOR EXPANSION SPACE

                               [EXHIBIT OMITTED]

                                   EXHIBIT E

                                  WORK LETTER

1. SUBLESSEE'S INITIAL IMPROVEMENTS. Sublessee shall construct, furnish or install within the Subleased Premises, at its sole cost and expense, in compliance with its obligations under the Master Lease and the Sublease, all improvements, equipment or fixtures that are necessary for Sublessee's use and occupancy of the Premises (the "Sublessee's Initial Improvements"). The construction, furnishing and installation of Sublessee's Initial Improvements, is referred to herein as the "Improvement Work". The Improvement Work shall be performed in accordance with the following provisions:

     a. Sublessee will be responsible for delivery to Sublessee of the final space plans, the basic engineering information and the final working drawings and specifications with respect to the Improvement Work (collectively, "Sublessee's Final Plans"). Sublessee shall cause all Sublessee's Final Plans to be prepared by licensed architects, and where appropriate, licensed mechanical, electrical and structural engineers.

     b. Sublessee's Final Plans shall be subject to Sublessor's approval, which approval shall not be unreasonably withheld. Sublessor shall approve or reasonably disapprove of the same within seven (7) days of Sublessor's receipt thereof. If Sublessor disapproves Sublessee's Final Plans, or any portion thereof, Sublessor shall promptly notify Sublessee thereof and of the revisions that Sublessor reasonably requires in order to obtain Sublessor's approval. As promptly as reasonably possible thereafter, but in no event later than seven (7) days after Sublessor's notice, Sublessee shall submit to Sublessor plans and specifications incorporating the revisions reasonably required by Sublessor. Said revisions shall be subject to Sublessor's approval, which shall not be unreasonably withheld. This procedure shall be repeated until Sublessee's Final Plans are finally approved by Sublessor and written approval has been received by Sublessee. The final plans and specifications approved by Sublessor, shall be referred to as the "Approved Plans".

     c. Sublessee shall diligently obtain all building and other permits, licenses and other approvals (collectively, "Permits") necessary to construct the Improvement Work in compliance with all applicable laws, rules, codes, standards and regulations (collectively, "Applicable Laws") prior to the commencement of such work. Sublessee's Initial Improvements shall be diligently constructed in compliance with the Approved Plans, with all of the terms and conditions of the Master Lease and Sublease and with all Applicable Laws.

     d. Prior to commencing construction, Sublessee shall deliver to Sublessor evidence of insurance as called for hereinbelow and executed copies of the applicable Permits for such work.

     e. After final approval of the Approved Plans by Master Lessor and Sublessor, Sublessee shall proceed promptly to commence performance of the Improvement Work. Sublessee's contractors and subcontractors shall be acceptable to and approved in writing by Sublessor, which approval shall not be unreasonably withheld or delayed, except that Sublessee hereby agrees to use Newcomb Mechanical and Access Electric for its HVAC and electrical contractors, respectively.

     f. Sublessee shall hire its own general contractor ("Contractor") to complete Sublessee's Initial Improvements, which Contractor shall provide labor and materials bond(s) reasonably satisfactory to Sublessor and carry insurance coverage in an amount and form and issued by a carrier reasonably satisfactory to Sublessor, endorsed to show Sublessor as an additional insured. Sublessee shall furnish to Sublessor a copy of the executed contract between Sublessee and Contractor covering all of Sublessee's obligations under this EXHIBIT E.

     g. Sublessor shall have the right to post in a conspicuous location on Sublessee's Premises, as well as record with the county recorder, a Notice of Nonresponsibility.

     h.   Sublessee shall, upon completion of its work, submit to Sublessor two
(2) complete sets of plans (one (1) reproducible) and specifications covering all of the Improvement Work, including architectural, electrical, and plumbing, as built.

2. EVIDENCE OF COMPLETION OF IMPROVEMENT WORK. Upon the completion of the Improvement Work, Sublessee shall:

     a. Submit to Sublessor a detailed breakdown of Sublessee's final and total construction costs, together with receipted evidence showing payment thereof, satisfactory to Sublessor.

     b. Submit to Sublessor certifications from Contractor and Sublessee's architect that the Improvement Work has been substantially completed in accordance with the Approved Plans.

     c. Submit to Sublessor copies of final lien releases from all contractors and subcontractors furnishing labor or services.

     d. Submit to Sublessor all evidence reasonably available from governmental authorities showing compliance with any and all other laws, orders and regulations of any and all governmental authorities having jurisdiction over the Subleased Premises, including, without limitation, authorization for physical occupancy of the Subleased Premises.

     d. Submit to Sublessor the as-built plans and specifications referred to above.

3. SUBLESSEE IMPROVEMENT ALLOWANCE. Subject to Sublessee's satisfaction of the requirements of this PARAGRAPH 3, Sublessor shall provide Sublessee with a cash tenant improvement allowance (the "Sublessee Improvement Allowance") in an amount of up to Five Dollars ($5.00) per rentable square foot for the Subleased Premises, which may be applied to payments in respect of architectural and engineering fees, consultants, legal fees, moving expenses, equipment or communication requirements and hard costs of construction in connection with the Improvement Work.

     a. Sublessor shall make payment to Sublessee of an amount up to the amount of the Sublessee Improvement Allowance due Sublessee, provided that, (i) no default exists under the Sublease, (ii) no lien has been filed with respect to the Improvement Work that has not been released, (iii) Sublessee is in compliance with all Permits, (iv) all insurance required hereunder, under the Master Lease and under the Sublease, is in full force and effect and (v) Sublessee has submitted to Sublessor all items required pursuant to PARAGRAPH 2 above. Notwithstanding the foregoing, in the event that Sublessor withholds payment of the Sublessee Improvement Allowance as a result of a default existing under the Sublease, Sublessor shall pay to Sublessee the Sublessee Improvement Allowance promptly after Sublessee has cured such default.

     b. Sublessor shall not be obligated to make payments in excess of the Sublessee Improvement Allowance. Sublessee shall bear and pay any and all costs of the Improvement Work in excess of the Sublessee Improvement Allowance.